SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Vector Group Ltd.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
VOTING RIGHTS AND SOLICITATION OF PROXIES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
NOMINATION AND ELECTION OF DIRECTORS
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
GRANTS OF PLAN-BASED AWARDS
OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END
OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2008
PENSION BENEFITS AT 2008 FISCAL YEAR END
NON-MANAGEMENT DIRECTOR COMPENSATION IN FISCAL YEAR 2008
INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM
MISCELLANEOUS
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2009
HOUSEHOLDING OF ANNUAL MEETING MATERIALS

VECTOR GROUP LTD.
100 S.E. Second Street
Miami, Florida 33131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 2, 2009

To the Stockholders of Vector Group Ltd.:

The Annual Meeting of Stockholders of Vector Group Ltd., a Delaware corporation (the “Company”), will be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Tuesday, June 2, 2009 at 11:00 a.m. local time, and at any postponement or adjournment thereof, for the following purposes:

1. To elect seven directors to hold office until the next annual meeting of stockholders and until their successors are elected and qualified.

2. To transact such other business as properly may come before the meeting or any adjournments or postponements of the meeting.

Every holder of record of Common Stock of the Company at the close of business on April 9, 2009 is entitled to notice of the meeting and any adjournments or postponements thereof and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. A list of stockholders entitled to vote at the meeting will be available to any stockholder for any purpose germane to the meeting during ordinary business hours from May 22, 2009 to June 2, 2009, at the headquarters of the Company located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. A proxy statement, form of proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are enclosed herewith.

By Order of the Board of Directors,

Howard M. Lorber
President and Chief Executive Officer

Miami, Florida
April 15, 2009

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY.  THEREFORE, WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.

VECTOR GROUP LTD.
100 S.E. Second Street
Miami, Florida 33131

PROXY STATEMENT

INTRODUCTION

The enclosed proxy is solicited on behalf of the board of directors of Vector Group Ltd., a Delaware corporation (the “Company”). The proxy is solicited for use at the annual meeting of stockholders to be held at the Bank of America Tower at International Place, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Tuesday, June 2, 2009, at 11:00 a.m. local time, and at any postponement or adjournment. The Company’s offices are located at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, and its telephone number is (305) 579-8000.

VOTING RIGHTS AND SOLICITATION OF PROXIES

Every holder of record of common stock of the Company at the close of business on April 9, 2009 is entitled to notice of the meeting and any adjournments or postponements and to vote, in person or by proxy, one vote for each share of Common Stock held by such holder. At the record date, the Company had outstanding 66,514,825 shares of Common Stock. This proxy statement, accompanying notice and proxy and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 are first being mailed to stockholders on or about April 20, 2009.

Any stockholder giving a proxy has the power to revoke the proxy prior to its exercise. A proxy can be revoked by an instrument of revocation delivered at or prior to the annual meeting to the secretary of the Company, by a duly executed proxy bearing a date or time later than the date or time of the proxy being revoked, or at the annual meeting if the stockholder is present and elects to vote in person. Mere attendance at the annual meeting will not serve to revoke a proxy. Abstentions and shares held of record by a broker or its nominee that are voted on any matter are included in determining the number of votes present for quorum purposes. Broker shares that are not voted, or a “broker non-vote”, on any matter will be included in determining whether a quorum is present.

All proxies received and not revoked will be voted as directed. If no directions are specified, such proxies will be voted “FOR” the election of the board’s nominees. The nominees receiving a plurality of the votes cast will be elected as directors. With respect to the election of directors, shares as to which authority is withheld and broker non-votes will not be included in determining the number of votes cast. A New York Stock Exchange member broker who holds shares in street name for a customer has the authority to vote on certain items if the broker does not receive instructions from the customer. New York Stock Exchange rules permit member brokers who do not receive instructions to vote on proposal one to elect directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the record date, the beneficial ownership of the Company’s Common Stock, the only class of voting securities, by:

•	each person known to the Company to own beneficially more than five percent of the Common Stock;

•	each of the Company’s directors and nominees;

•	each of the Company’s named executive officers (as such term is defined in the Summary Compensation Table below); and

•	all directors and executive officers as a group.

Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares indicated as beneficially owned, and the business address of each person is 100 S.E. Second Street, Miami, Florida 33131.

Name and Address of	Number of	Percent of
Beneficial Owner	Shares	Class

High River Limited Partnership(1)	12,784,685	19.2%
Hopper Investments, LLC
Barberry Corp.
Tortoise Corp.
Reindeer Holding LLC
Reindeer Subsidiary LLC
Arnos Corp.
Unicorn Associates Corporation
ACF Industries Holding Corp.
Highcrest Investors Corp.
Buffalo Investors Corp.
Starfire Holding Corporation
Little Meadow Corp.
Carl C. Icahn 767 Fifth Avenue New York, NY 10153
Bennett S. LeBow(2)(6)(7)	10,567,259	15.2%
Howard M. Lorber(3)(6)(7)	5,125,903	7.6%
Jefferies Group, Inc.(4)	3,913,583	5.8%
520 Madison Avenue New York, NY 10022
Dr. Phillip Frost(5)	5,419,182	8.1%
4400 Biscayne Boulevard Miami, FL 33137
Henry C. Beinstein(6)(8)	52,845	(*	)
Gagnon Securities LLC 1370 Avenue of the Americas New York, NY 10019
Robert J. Eide(6)(10)	71,894	(*	)
Aegis Capital Corp. 810 Seventh Avenue New York, NY 10019
Jeffrey S. Podell(6)	73,344	(*	)
173 Doral Court Roslyn, NY 11576
Jean E. Sharpe(6)	56,332	(*	)
350 Cherry Street Bedford Hills, NY 10507
Richard J. Lampen(7)(9)	349,846	(*	)
J. Bryant Kirkland III(7)(9)	129,557	(*	)
Marc N. Bell(7)(9)	83,350	(*	)
Ronald J. Bernstein(6)(7)(9)(11)	274,935	(*	)
Liggett Vector Brands Inc. 3800 Paramount Parkway; Suite 250 Morrisville, NC 27560
All directors and executive officers as a group (10 persons)	16,785,268	23.6%

(*)	The percentage of shares beneficially owned does not exceed 1% of the Common Stock.

(1)	Based upon a Form 4 filed by the named entities on July 18, 2006. Barberry Corp. (“Barberry”) is the sole member of Hopper Investments LLC, which is the general partner of High River Limited Partnership. Starfire Holding Corporation (“Starfire”) owns 100% of Buffalo Investors Corp., which owns 99.34% of Highcrest

Investors Corp., which owns 100% of ACF Industries Holding Corp., which owns 100% of Unicorn Associates Corporation, which owns 100% of Arnos Corp., which owns 100% of Tortoise Corp, which owns 100% of Reindeer Holding LLC, which owns 100% of Reindeer Subsidiary LLC. Each of Barberry, Starfire and Little Meadow Corp. are 100% owned by Mr. Icahn. Mr. Icahn, by virtue of his relationship to these entities, may be deemed to indirectly beneficially own the shares held by these entities.

(2)	Includes 6,729,585 shares of Common Stock held by LeBow Gamma Limited Partnership, a Nevada limited partnership, 656,885 shares of Common Stock held by LeBow Epsilon Investments Trust, 115,076 shares held by The Bennett and Geraldine LeBow Foundation, Inc., a Florida not-for-profit corporation, and 3,065,713 shares acquirable by LeBow Epsilon Investments Trust, as assignee of Mr. LeBow, upon exercise of currently exercisable options. Mr. LeBow indirectly exercises sole voting power and sole dispositive power over the shares of Common Stock held or acquirable by the partnerships and trust. LeBow Holdings, Inc., a Nevada corporation, is the sole stockholder of LeBow Gamma, Inc., a Nevada corporation, which is the general partner of LeBow Gamma Limited Partnership. Mr. LeBow is a director, officer and sole shareholder of LeBow Holdings, Inc., a director and officer of LeBow Gamma, Inc. and the sole trustee of LeBow Epsilon Investments Trust. Mr. LeBow and family members serve as directors and executive officers of the foundation, and Mr. LeBow possesses shared voting power and shared dispositive power with the other directors of the foundation with respect to the foundation’s shares of Common Stock.

(3)	Includes 1,801,478 shares held directly by Mr. Lorber, 2,104,390 shares of Common Stock held by Lorber Epsilon 1999 Limited Partnership, a Delaware limited partnership, 75,014 shares held by Lorber Alpha II Limited Partnership, a Nevada limited partnership, and 1,145,021 shares acquirable by Mr. Lorber upon exercise of currently exercisable options to purchase Common Stock. Of the shares owned by Lorber Epsilon 1999 Limited Partnership, 1,097,877 shares are pledged to secure a bank line of credit. Mr. Lorber exercises sole voting power and sole dispositive power over the shares of Common Stock held by the partnership and by himself. Lorber Epsilon 1999 LLC, a Delaware limited liability company, is the general partner of Lorber Epsilon 1999 Limited Partnership. Lorber Alpha II Limited Partnership is the sole member of, and Mr. Lorber is the manager of, Lorber Epsilon 1999 LLC. Lorber Alpha II, Inc., a Nevada corporation, is the general partner of Lorber Alpha II Limited Partnership. Mr. Lorber is a director, officer and controlling shareholder of Lorber Alpha II, Inc. Mr. Lorber disclaims beneficial ownership of 13,786 shares of Common Stock held by Lorber Charitable Fund. Lorber Charitable Fund is a New York not-for-profit corporation, of which family members of Mr. Lorber serve as directors and executive officers.

(4)	Based on Schedule 13G filed by the named entity on February 13, 2009, which reports ownership of 3,488,241 shares of common stock and $1.5 million of the Company’s 3.875% Variable Interest Senior Convertible Debentures due 2026, which are convertible into 80,731 shares of the Company’s common stock, and $5.5 million of the Company’s 5% Variable Interest Senior Convertible Notes due 2011, which are convertible into 344,611 shares of the Company’s common stock. The notes are convertible into 425,342 shares of common stock. Jefferies Group, Inc. (“Jefferies”) is a publicly-traded Delaware corporation that is managed by its Board of Directors. Richard Handler is the Chairman and Chief Executive Officer of Jefferies.

(5)	Based on an amended Schedule 13D filed by Dr. Frost on March 24, 2009, which reports ownership of 4,719,647 shares of common stock owned by Frost Gamma Investments Trust, a trust organized under Florida law, and $11.005 million of the Company’s 5% Variable Interest Senior Convertible Notes due 2011 held by Frost Nevada Investments Trust, a trust organized under Nevada law. The notes are convertible into 689,535 shares. Dr. Frost is the sole trustee of Frost Gamma Investments Trust and Frost Nevada Investments Trust. As the sole trustee, Dr. Frost may be deemed the beneficial owner of all shares owned by the trusts, by virtue of his power to vote or direct the vote of such shares or to dispose or direct the disposition of such shares owned by the trust. Includes 10,000 shares owned by Dr. Frost’s spouse, as to which shares Dr. Frost disclaims beneficial ownership.

(6)	The named individual is a director of the Company.

(7)	The named individual is an executive officer of the Company.

(8)	Includes 518 shares beneficially owned by Mr. Beinstein’s spouse, as to which shares Mr. Beinstein disclaims beneficial ownership.

(9)	Includes shares issuable upon exercise of outstanding options to purchase Common Stock exercisable within 60 days of the record date as follows: Mr. Lampen, 155,130; Mr. Kirkland, 69,805; Mr. Bell, 77,563; and Mr. Bernstein, 217,054.

(10)	The shares are pledged to secure a margin loan to Mr. Eide.

(11)	The named individual is an executive officer of the Company’s subsidiaries Liggett Vector Brands Inc. and Liggett Group LLC (“Liggett”).

NOMINATION AND ELECTION OF DIRECTORS

The by-laws of the Company provide, among other things, that the board, from time to time, shall determine the number of directors of the Company. The size of the board is presently set at seven. The present term of office of all directors will expire at the 2009 annual meeting. Seven directors are to be elected at the 2009 annual meeting to serve until the next annual meeting of stockholders and until their respective successors are duly elected and qualified.

It is intended that proxies received will be voted “FOR” election of the nominees named below unless marked to the contrary. In the event any such person is unable or unwilling to serve as a director, proxies may be voted for substitute nominees designated by the present board. The board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a director if elected.

The board recommends that stockholders vote “FOR” election of the nominees named below.

Information with Respect to Nominees

The following table sets forth certain information, as of the record date, with respect to each of the nominees. Each nominee is a citizen of the United States.

Name and Address	Age	Principal Occupation

Bennett S. LeBow	71	Chairman of the Board; Private Investor
Vector Group Ltd. 100 S.E. Second Street Miami, FL 33131
Howard M. Lorber	60	President and Chief Executive Officer
Vector Group Ltd. 100 S.E. Second Street Miami, FL 33131
Ronald J. Bernstein	55	President and Chief Executive Officer,
Liggett Vector Brands Inc.		Liggett and Liggett Vector Brands Inc.
3800 Paramount Parkway
Morrisville, NC 27560
Henry C. Beinstein	66	Partner, Gagnon Securities LLC
Gagnon Securities LLC 1370 Avenue of the Americas New York, NY 10022
Robert J. Eide	56	Chairman and Chief Executive Officer,
Aegis Capital Corp.		Aegis Capital Corp.
810 Seventh Avenue
New York, NY 10019
Jeffrey S. Podell	68	Chairman of the Board and President, Newsote, Inc.
173 Doral Court Roslyn, NY 11576
Jean E. Sharpe	62	Private Investor
15 Silo Ridge Road North Salem, NY 10560

Each director is elected annually and serves until the next annual meeting of stockholders and until his or her successor is duly elected and qualified.

Business Experience of Nominees

Bennett S. LeBow is the Chairman of the Company’s Board of Directors and has been a director of the Company since October 1986. Mr. LeBow, currently a private investor, served as Executive Chairman from January 2006 until his retirement on December 30, 2008. He served as the Chairman and Chief Executive Officer of the Company from June 1990 to December 2005. Mr. LeBow served as President and Chief Executive Officer of

Vector Tobacco Inc., a subsidiary of the Company engaged in the development and marketing of low nicotine and nicotine-free cigarette products and the development of reduced risk cigarette products, from January 2001 until December 2007 and as a director from October 1999 until December 2007. Mr. LeBow was Chairman of the Board of New Valley Corporation from January 1988 to December 2005 and served as its Chief Executive Officer from November 1994 to December 2005. New Valley Corporation was a majority-owned subsidiary of the Company until December 2005, when the Company acquired the remaining minority interest, engaged in the real estate business and seeking to acquire additional operating companies and real estate properties.

Howard M. Lorber has been President and Chief Executive Officer of the Company since January 2006 and has served as a director of the Company since January 2001. He served as President and Chief Operating Officer of the Company from January 2001 to December 2005. From November 1994 to December 2005, Mr. Lorber served as President and Chief Operating Officer of New Valley Corporation, where he also served as a director. Mr. Lorber was Chairman of the Board of Directors of Hallman & Lorber Assoc. Inc., consultants and actuaries of qualified pension and profit sharing plans, and various of its affiliates from 1975 to December 2004 and has been a consultant to these entities since January 2005; a stockholder and a registered representative of Aegis Capital Corp., a broker-dealer and a member firm of the National Association of Securities Dealers, since 1984; Chairman of the Board of Directors since 1987 and Chief Executive Officer from November 1993 to December 2006 of Nathan’s Famous, Inc., a chain of fast food restaurants; a director of United Capital Corp., a real estate investment and diversified manufacturing company, since May 1991; and the Vice Chairman of the Board of Ladenburg Thalmann Financial Services Inc. since May 2001. He is also a trustee of Long Island University.

Ronald J. Bernstein has served as President and Chief Executive Officer of Liggett since September 1, 2000 and of Liggett Vector Brands since March 2002 and has been a director of the Company since March 2004. From July 1996 to December 1999, Mr. Bernstein served as General Director and, from December 1999 to September 2000, as Chairman of Liggett-Ducat Ltd., the Company’s former Russian tobacco business sold in 2000. Prior to that time, Mr. Bernstein served in various positions with Liggett commencing in 1991, including Executive Vice President and Chief Financial Officer.

Henry C. Beinstein has been a director of the Company since March 2004. Since January 2005, Mr. Beinstein has been a partner of Gagnon Securities LLC, a broker-dealer and FINRA member firm, and has been a money manager and registered representative at such firm since August 2002. He retired in August 2002 as the Executive Director of Schulte Roth & Zabel LLP, a New York-based law firm, a position he had held since August 1997. Before that, Mr. Beinstein had served as the Managing Director of Milbank, Tweed, Hadley & McCloy LLP, a New York-based law firm, commencing November 1995. Mr. Beinstein was the Executive Director of Proskauer Rose LLP, a New York-based law firm, from April 1985 through October 1995. Mr. Beinstein is a certified public accountant in New York and New Jersey and prior to joining Proskauer was a partner and National Director of Finance and Administration at Coopers & Lybrand. Mr. Beinstein also serves as a director of Ladenburg Thalmann Financial Services Inc. and Castle Brands Inc.

Robert J. Eide has been a director of the Company since November 1993. Mr. Eide has been the Chairman and Chief Executive Officer of Aegis Capital Corp., a registered broker-dealer and FINRA member firm, since 1984. Mr. Eide also serves as a director of Nathan’s Famous, Inc. and Ladenburg Thalmann Financial Services Inc.

Jeffrey S. Podell has been a director of the Company since November 1993. Mr. Podell has been the Chairman of the Board and President of Newsote, Inc., a privately-held holding company, since 1989. Mr. Podell also serves as a director of Ladenburg Thalmann Financial Services Inc.

Jean E. Sharpe has been a director of the Company since May 1998. Ms. Sharpe is a private investor and has engaged in various philanthropic activities since her retirement in September 1993 as Executive Vice President and Secretary of the Company and as an officer of various of its subsidiaries. Ms. Sharpe previously served as a director of the Company from July 1990 until September 1993.

Board of Directors and Committees

The board of directors, which held four meetings in 2008, currently has seven members. The board has determined that four of the Company’s non-employee directors (Henry C. Beinstein, Robert J. Eide, Jeffrey S.

Podell and Jean E. Sharpe) have no material relationship with the Company and meet the New York Stock Exchange listing standards for independence. Each director attended at least 75% of the aggregate number of meetings of the board and of each committee of which the director was a member held during such period. To ensure free and open discussion and communication among the non-employee directors of the board, the non-employee directors meet in executive sessions periodically, with no members of management present. The chair of the corporate governance and nominating committee presides at the executive sessions.

The board of directors has four committees established in accordance with the Company’s bylaws: the executive committee, audit committee, compensation committee, and corporate governance and nominating committee. Each of the members of the audit committee, compensation committee, and corporate governance and nominating committee meets the New York Stock Exchange listing standards for independence.

The executive committee, whose members are Messrs. LeBow, chairman, Lorber and Eide, did not meet in 2008. The executive committee exercises, in the intervals between meetings of the board, all the powers of the board in the management and affairs of the Company, except for matters expressly reserved by law for board action.

The audit committee, whose members are currently Messrs. Beinstein, chairman, Eide and Podell and Ms. Sharpe, met seven times in 2008. The committee is governed by a written charter. The audit committee oversees the Company’s financial statements, system of internal controls, and auditing, accounting and financial reporting processes; appoints, compensates, evaluates and, where appropriate, replaces the Company’s independent accountants; reviews annually the audit committee charter; and reviews and pre-approves audit and permissible non-audit services. See “Audit Committee Report”. Each of the members of the audit committee is financially literate as required of audit committee members by the New York Stock Exchange and independent as defined by the rules of the Securities and Exchange Commission. The board of directors has determined that Mr. Beinstein is an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission.

The compensation committee, whose members in 2008 included Messrs. Eide, chairman, Beinstein and Podell, met four times in 2008. Effective March 9, 2009, Mr. Eide resigned from the compensation committee, Mr. Podell was appointed chairman of the committee, and Ms. Sharpe was appointed as a member of the committee. The committee is governed by a written charter. The compensation committee reviews, approves and administers management compensation and executive compensation plans. The compensation committee also administers the Company’s 1998 Long-Term Incentive Plans and the Amended and Restated 1999 Long-Term Incentive Plan. See “Compensation Discussion and Analysis” on page 7. In March 2009, the compensation committee formed a Performance-Based Compensation Subcommittee, consisting of Messrs. Beinstein and Podell, and delegated to the subcommittee the authority to grant compensation to executive officers that is intended to qualify as “performance-based compensation” exempt from the $1 million deduction limitation of Section 162(m) of the Internal Revenue Code.

The corporate governance and nominating committee, whose members are Ms. Sharpe, chair, and Messrs. Eide and Beinstein, met twice in 2008. The committee is governed by a written charter. This committee assists the board of directors in identifying individuals qualified to become board members and recommends to the board the nominees for election as directors at the next annual meeting of stockholders, develops and recommends to the board the corporate governance guidelines applicable to the Company, and oversees the evaluation of the board and management. In recommending candidates for the board, the committee takes into consideration the following criteria established by the board in the Company’s corporate governance guidelines:

•	personal qualities and characteristics, accomplishments and reputation in the business community;

•	current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business;

•	ability and willingness to commit adequate time to board and committee matters;

•	the fit of the individual’s skills and personality with those of other directors and potential directors in building a board that is effective, collegial and responsive to the needs of the Company; and

•	diversity of viewpoints, background, experience and other demographics.

The committee also considers such other factors as it deems appropriate, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other board members, and the extent to which the candidate would be a desirable addition to the board and any committees of the board. The committee will consider nominees recommended by stockholders, which nominations should be submitted by directing an appropriate letter and resume to the secretary of the Company. If the Company were to receive recommendations of candidates from the Company’s stockholders, the committee would consider such recommendations in the same manner as all other candidates.

Corporate Governance Materials

The Company’s corporate governance guidelines, code of business conduct and ethics and current copies of the charters of the Company’s audit committee, compensation committee, and corporate governance and nominating committee are all available in the investor relations section of the Company’s website (www.vectorgroupltd.com/invest.asp) and are also available in print to any stockholder who requests it.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Objectives

The primary objectives of the Compensation Committee of the board of directors with respect to executive compensation is:

•	to base management’s pay, in part, on achievement of the Company’s goals;

•	to provide incentives to enhance stockholder value;

•	to provide competitive levels of compensation;

•	to recognize individual initiative and achievement; and

•	to assist the Company in attracting talented executives to a challenging and demanding environment and to retain such executives for the benefit of the Company and its subsidiaries.

The Company attempts to achieve these objectives through its compensation plans that tie a substantial portion of the executives’ overall compensation to the Company’s financial performance. While the Company’s executives’ compensation is largely the result of negotiated agreements, the Company’s compensation philosophy is intended to reward its executives with compensation targeted at market competitive levels, while rewarding outstanding performance with above-average total compensation.

Independent compensation consultants may be retained from time to time for advice and guidance in assessing whether our compensation program is reasonable and competitive. During 2005 and 2006, the Compensation Committee engaged the services of GK Partners as consultants to help the Compensation Committee evaluate the compensation of the Company’s then Executive Chairman of the Board, Bennett S. LeBow, and its President and Chief Executive Officer, Howard M. Lorber, in each instance in connection with the Company entering into an Amended and Restated Employment Agreement, effective January 1, 2006, with these executives, as well as the compensation of the President and Chief Executive of the Company’s Liggett and Liggett Vector Brands subsidiaries, Ronald J. Bernstein, in connection with entering into an amended Employment Agreement, effective October 1, 2005, with him. Based on the opinion of GK Partners with respect to Mr. Lorber’s, Mr. Bernstein’s and Mr. LeBow’s compensation provided for in their employment agreements, the Compensation Committee believes that the compensation of Mr. Lorber, Mr. Bernstein and Mr. LeBow is reasonable and competitive with the compensation of similarly situated executives. During 2008, the Compensation Committee engaged GK Partners in connection with an amendment to the Company’s Supplemental Retirement Plan, which increased Mr. Lorber’s benefits thereunder. See “Supplemental Retirement Plan” on page 11. During 2009, the Compensation Committee engaged GK Partners in connection with the restricted stock grant awarded to Mr. Lorber. See “Restricted Stock Awards” on page 17.

Compensation arrangements, as reflected in the employment agreements with the Company’s executive officers, are usually negotiated on an individual basis between the Chief Executive Officer and each of the other executives. While the Compensation Committee has delegated to the Chief Executive Officer the responsibility of negotiating these employment agreements and his input is given significant consideration by the Compensation Committee, the Compensation Committee and the Board have final authority over all compensation matters.

Compensation Components

The key components of the Company’s executive compensation program consist of a base salary, an annual bonus pursuant to the Senior Executive Annual Bonus Plan, and various benefits, including the Company’s Supplemental Retirement Plan, the Liggett Vector Brands Inc. 401(k) plan and the use of corporate aircraft by the Executive Chairman (prior to December 30, 2008) and the President and Chief Executive Officer. The employment agreements with the Company’s executive officers also provide for severance compensation in the event of termination other than for cause during the term of the agreement or, in certain cases, following a change in control during the term of the agreements.

Prior to 2002, equity and other long-term incentive awards were generally granted on an annual basis to the Company’s executive officers pursuant to the 1998 Long-Term Incentive Plan (the “1998 Plan”) and the 1999 Amended and Restated Long-Term Incentive Plan (the “1999 Plan” and together with the 1998 Plan, the “Plans”). However, beginning in 2002, with the exception of restricted stock awards to Mr. Lorber in 2005 and 2009 and to Mr. Bernstein in 2005 and replacement stock options granted to Mr. Bernstein in May 2006, the Company’s executive officers have not received awards of stock options, restricted stock awards or other forms of equity compensation. The Compensation Committee has not granted additional equity compensation to our Executive Chairman and President and Chief Executive Officer since 2001, other than the restricted stock grants to Mr. Lorber in 2005 and 2009, because they currently have a substantial equity interest in the Company. Pursuant to an agreement with the Company dated November 11, 2005, Mr. Bernstein agreed to the cancellation of an option to purchase 351,775 shares of Common Stock at $27.30 per share granted under the 1999 Plan in September 2001. In connection with such cancellation, the Company agreed after the passage of more than six months and assuming Mr. Bernstein’s continued employment with the Company or an affiliate of the Company, to grant Mr. Bernstein another stock option under the 1999 Plan covering 289,405 shares of Common Stock with the exercise price equal to the value of the Common Stock on the grant date of the replacement option. The grant of the replacement options was made in August 2006 at an exercise price of $15.32. On April 7, 2009, the Compensation Committee awarded Mr. Lorber a restricted stock grant of 500,000 shares of the Company’s common stock. Under the terms of the award, one-fifth of the shares (100,000) will vest on September 15, 2010 and on each anniversary thereof through September 15, 2014. See “Restricted Stock Awards” on page 17.

Retirement of Executive Chairman

On December 30, 2008, Bennett S. LeBow retired from his position as Executive Chairman and as an employee of the Company. Mr. LeBow continues to serve as the Chairman of the Board of Directors. Under the terms of Mr. LeBow’s employment agreement, he agreed for a five-year period following his retirement to provide consulting services and advice to the Company for up to 15 days per year, for which he will be paid a daily fee of $17,000. Unless otherwise indicated, references to the terms of Mr. LeBow’s employment agreement relate to periods prior to his retirement. See “Employment Agreements and Severance Arrangements” on Page 15.

Base Salary

Base salaries for the Company’s executive officers are established based on their overall business experience and managerial competence in their respective executive role, as well as their personal contributions to the Company, taking into account competitive market compensation paid by other companies for similar positions. The Compensation Committee believes that executive base salaries should be targeted at competitive levels while rewarding outstanding performance with above-average total compensation. Except for Mr. LeBow’s base salary, which was fixed during the term of his employment agreement, which ended on December 30, 2008, base salaries are reviewed annually and may be increased from time to time based on the Compensation Committee’s review of Company and individual executive performance. Notwithstanding the foregoing, under the terms of their respective employment agreements, the salaries of Messrs. Lorber and Bernstein automatically include cost of living adjustments, which Mr. Bernstein waived in 2009.

In connection with becoming Chief Executive Officer, Mr. Lorber’s base salary was set at $2,581,286, effective January 1, 2006, which approximately equaled what his combined base salaries would have been under his prior agreements with the Company and New Valley Corporation, its former majority-owned subsidiary. In conjunction with Mr. Kirkland becoming Chief Financial Officer, the Compensation Committee approved an increase to his annual base salary from $250,000 to $300,000, effective April 1, 2006.

Effective January 1, 2007, as a result of the cost of living provision, the base salary of Mr. Lorber was increased to $2,666,727 and the base salary of Mr. Bernstein to $799,459. In March 2007, as part of the annual compensation review process, the Compensation Committee increased Mr. Kirkland’s base salary from $300,000 to $350,000, effective January 1, 2007.

Effective January 1, 2008, as a result of the cost of living provision, the base salary of Mr. Lorber was increased to $2,764,329 and the base salary of Mr. Bernstein to $829,959. In February 2008, as part of the annual compensation review process, the Compensation Committee increased the base salary of Mr. Kirkland from $350,000 to $375,000 and the base salary of Mr. Bell from $375,000 to $400,000. In addition, the Compensation Committee awarded Mr. Bell a discretionary bonus for 2007 performance of $67,187 in addition to his bonus under the Annual Bonus Plan discussed below. The bonus was awarded to recognize Mr. Bell’s service in connection with the settlement of an action against the United States government for breach of a launch services agreement covering the launch of one of the Westar satellites owned by New Valley’s former Western Union satellite business.

Effective January 1, 2009, as a result of the cost of living provision, the base salary of Mr. Lorber was increased to $2,807,729. Mr. Bernstein’s salary was not increased after he waived his contractual cost-of-living increase of $6,189. In March 2009, as part of the annual compensation review process, the Compensation Committee increased Mr. Lampen’s base salary from $750,000 to $800,000, effective January 1, 2009, and did not increase the salaries of the other named executive officers or adjust their target bonus opportunities primarily because these elements of compensation were the result of negotiated employment agreements.

Annual Bonus Plan

The Company’s executive officers are eligible to participate in the Senior Executive Annual Bonus Plan (the “Bonus Plan”), which was adopted by the board of directors in January 2006 and approved by the Company’s shareholders in May 2006. Under the Bonus Plan, unless another committee is designated by the Board, the Compensation Committee selects participants in the Bonus Plan, determines the amount of their award opportunities, selects the performance criteria and the performance goals for each year and administers and interprets the Bonus Plan. An eligible executive may (but need not) be selected to participate in the Bonus Plan each year.

No later than 90 days after the commencement of each year (or by such other deadline as may apply under Internal Revenue Code Section 162(m)(4)(C) or the Treasury Regulations thereunder), the Compensation Committee will select the persons who will participate in the Bonus Plan in such year and establish in writing the performance goals for that year as well as the method for computing the amount of compensation which each such participant will be paid if such goals are attained in whole or in part. Such method will be stated in terms of an objective formula or standard that precludes discretion to increase the amount that will be due upon attainment of the goals. The Compensation Committee retains discretion under the Bonus Plan to reduce an award at any time before it is paid. The maximum amount of compensation that may be paid under the Bonus Plan to any participant for any year is $5 million.

Under the Bonus Plan, the performance goals for any year may be based on any of the following criteria, either alone or in any combination, and on either a consolidated or business unit or divisional level, and may include or exclude discontinued operations, acquisition expenses and restructuring expenses, as the Compensation Committee may in each case determine: net earnings (either before or after interest, taxes, depreciation and amortization), economic value-added (as determined by the Compensation Committee), sales or revenue, net income (either before or after taxes), operating earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on capital, return on net assets, return on stockholders’ equity, cash dividends and/or other distributions, return on assets, return on capital, stockholder returns, return on sales, gross or net profit margin, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, debt, debt reduction, earnings per share, price per share of stock, market share, completion of acquisitions, business expansion, product diversification, new or expanded market penetration and other non-financial operating and management performance objectives. Performance goals may be absolute or relative and may be expressed in terms of a progression within a specified range. The foregoing terms shall have any reasonable definitions that the Compensation Committee may specify, which may include or exclude any or all of the following items, as the Compensation Committee may specify: extraordinary, unusual or non-recurring items; effects of changes in tax law, accounting principles or such laws or provisions affecting reported assets; effects of currency fluctuations; effects of financing activities (e.g., effect on earnings per share of issuing convertible debt securities); expenses of restructuring, productivity initiatives or new business initiatives; impairment of tangible or intangible assets; litigation or claim judgments or settlements; non-operating items; acquisition expenses; and effects of asset sales or divestitures. Any of the foregoing criteria may apply to a participant’s award opportunity for any year in its entirety or to any designated portion of the award opportunity, as the Compensation Committee may specify.

Awards may be paid under the Bonus Plan for any year only if and to the extent the participant is continuously employed by the Company throughout such year. The only exceptions to the continued employment requirement are if employment terminates by reason of death, disability or retirement (as determined by the Compensation Committee), in which case a prorated award may be paid after the close of the year in which such termination occurs if the applicable performance goals are met. If a participant’s employment terminates for any reason other than death, disability or retirement, any award for the year in which such termination occurs will be forfeited.

All payments pursuant to the Bonus Plan are to be made in cash, only after the Compensation Committee certifies that the performance goals for the year have been satisfied. The Board may terminate the Bonus Plan in whole or in part without stockholder approval at any time. However, no such termination may adversely affect any rights or obligations with respect to awards previously made under the Bonus Plan.

In 2006, 2007 and in 2008, each of the Company’s executive officers, other than Mr. LeBow, participated in the Bonus Plan. Under the terms of Mr. LeBow’s employment agreement, which terminated on December 30, 2008, he did not receive any bonus compensation. The Bonus Plan performance criteria for 2006, 2007 and 2008 varied among the participants depending upon the entity that employed the participant. For Messrs. Lorber, Lampen, Kirkland and Bell, the criteria were based 37.5% on adjusted earnings before interest and taxes or Adjusted EBIT for Liggett, 37.5% on cash distributions to stockholders of the Company and 25% on adjusted earnings before interest, taxes and amortization or Adjusted EBITA for Douglas Elliman Realty, LLC. For Mr. Bernstein, the criteria were based 90% on adjusted EBIT for Liggett and 10% on Adjusted EBIT of Vector Tobacco Inc. Under the terms of their respective employment agreements, for 2006, 2007 and 2008, Messrs. Lorber, Lampen, Kirkland, Bell and Bernstein were eligible to receive a target bonus of 100%, 33%, 25%, 25% and 50% of their respective base salaries. The Committee may exercise negative discretion with respect to any award to reduce any amount that would otherwise be payable under the Bonus Plan. However, depending on the level of achievement of the performance criteria, the actual amounts of incentive bonuses could also exceed the target bonus amounts. In 2008, the performance goals for Messrs. Lorber, Lampen, Kirkland and Bell were set at levels which were believed to be reasonably achievable based on internal corporate plans. For Messrs. Lorber, Lampen, Kirkland and Bell, the percentages of target bonus based on Liggett Adjusted EBIT targets were as follows: $137,500,000 (50%), $163,450,000 (100%), and $173,450,000 (125%); the actual Liggett Adjusted EBIT for 2008 was $176,659,000. For Messrs. Lorber, Lampen, Kirkland and Bell, the percentages of target bonus based on dividends per share of the Company were as follows: $1.40 (50%), $1.60 (100%), and $1.80 and above (125%); the actual dividends paid in 2008 were $1.60 per share. For Messrs. Lorber, Lampen, Kirkland and Bell, the percentages of target bonus based on Douglas Elliman Adjusted EBITA were as follows: $28,000,000 (50%), $30,000,000 (100%), and $32,000,000 and above (125%); the actual Douglas Elliman Adjusted EBITA for 2008 was $28,663,000. In 2008, bonuses equal to approximately 101% of target amounts were achieved for Messrs. Lorber, Lampen, Kirkland and Bell, and they were awarded bonuses of 100% of their respective target bonus amounts.

The minimum level of Liggett’s Adjusted EBIT and Vector Tobacco’s Adjusted EBIT were satisfied for Mr. Bernstein to be awarded a bonus. For Mr. Bernstein, the percentage of target bonus based on Liggett Adjusted EBIT were as follows: $164,950,000 (0%), $166,783,000 (33.3%), $173,450,000 (100%), and $182,125,000 and above (200%); the actual Liggett Adjusted EBIT for 2008 was $176,659,000. For Mr. Bernstein, the percentage of target bonus based on Vector Tobacco Adjusted EBIT was as follows,: a loss of $10,000,000 (33.3%), a loss of $9,000,000 (100%), a loss of less than $8,000,000 (200%); the actual Vector Tobacco Adjusted EBIT for 2008 was a loss of $7,508,000. Based on the actual results of 2008 compared to the established performance criteria, 142.3% of Mr. Bernstein’s target bonus was achieved, which is 71.65% of his base salary.

The actual bonus payments made to the selected participants for the years ended December 31, 2006, 2007 and 2008 are set forth below in the Summary Compensation Table on page 14. Bonus amounts for performance criteria in between the amounts listed above are determined by linear interpolation between the higher and lower amounts.

Supplemental Retirement Plan

The Company’s executive officers and certain other management employees are eligible to participate in the Supplemental Retirement Plan, which was adopted by the board of directors in January 2002 to promote retention of key executives and to provide them with financial security following retirement. As described more fully and quantified in the Pension Benefits table on page 20, the Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The single life annuity amounts for the named executives were determined by the Company’s board of directors giving consideration to a variety of pertinent factors including (but not limited to) the executive’s level of annual compensation.

In January 2006, the Company amended and restated the Supplemental Retirement Plan. The amendments to the Supplemental Retirement Plan were intended, among other things, to cause the plan to meet the applicable requirements of the “deferred compensation” provisions of Section 409A of the Internal Revenue Code. The Supplemental Retirement Plan is intended to be unfunded for tax purposes, and payments under the Supplemental Retirement Plan will be made out of the Company’s general assets except that, under the terms of the Company’s employment agreement with Mr. LeBow, it agreed to pay $125,000 per quarter in 2006, 2007 and 2008 into a separate trust for him that will be used to fund a portion of his benefits under the Supplemental Retirement Plan. In connection with Mr. LeBow’s retirement, Mr. LeBow will be entitled to a payment of approximately $20,750,000 in July 2009, which will be partially funded by the approximate $1,550,000 held in the separate trust. The payment will be made six months after his retirement date in accordance with the deferred compensation rules under the Internal Revenue Code and includes interest on this amount during the deferral period.

In April 2008, the Compensation Committee of the board approved an amendment to the Supplemental Retirement Plan to provide Mr. Lorber with an additional benefit under the Supplemental Retirement Plan equal to a $735,682 lifetime annuity beginning January 1, 2013. The Compensation Committee approved this amendment to provide an incentive for Mr. Lorber to remain with the Company past his current retirement date under the Supplemental Retirement Plan, which is January 1, 2010. This additional benefit vests in full on January 1, 2013, subject to Mr. Lorber remaining continuously employed by the Company through that date, subject to partial vesting for termination of employment under certain circumstances. In addition, in the event of a termination of Mr. Lorber’s employment under the circumstances where he is entitled to severance payments under his employment agreement, Mr. Lorber will be credited with an additional 36 months of service towards vesting under the Supplemental Retirement Plan. See “Employment Agreements and Severance Arrangements” on page 15. As a result of the additional benefit granted to him, Mr. Lorber will be eligible to receive a total lump sum retirement benefit of $20,546,400 in 2013, an increase of $7,121,988 over the benefit he would have been entitled to receive under the Supplemental Retirement Plan prior to the amendment, assuming a January 1, 2013 retirement date.

Other Benefits

The Company’s executive officers are eligible to participate in all of its employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance and Liggett Vector Brands 401(k) plan. The Company also provides vacation and other paid holidays to its executive officers, as well as certain other perquisites further described below and in the Summary Compensation Table. Finally, the Company’s

executive officers are eligible to receive certain payments upon retirement pursuant to the Supplemental Retirement Plan.

Perquisites

The Company provides the perquisites or personal benefits to its executive officers discussed below. The Company’s corporate aircraft are made available for the personal use of Mr. Lorber and, prior to December 30, 2008, Mr. LeBow and, at their discretion, other executive officers. In 2008, the Company had a corporate aircraft policy which permitted personal use of corporate aircraft by executives, subject to annual limits on cost of $200,000 for Mr. LeBow and $100,000 for Mr. Lorber. Effective 2009, Mr. Lorber’s annual limit was increased to $200,000. For purposes of the policy, the value of the personal usage is calculated using the applicable standard industry fare level formula established by the Internal Revenue Service, and Messrs. LeBow, Lorber and any other executive officers pay income tax on such value. In addition, until his December 30, 2008 retirement, Mr. LeBow was entitled to a $7,500 per month personal allowance for lodging and related business expense, and Mr. Lorber is entitled to a car and driver provided by the Company, a $7,500 per month allowance for lodging and related business expenses and two club memberships. See the Summary Compensation Table for details regarding the value of perquisites received by the named executive officers for the years ended December 31, 2006, 2007 and 2008.

Change in Control Provisions

Each of the employment agreements entered into between the Company and Messrs. LeBow and Mr. Lorber contain change in control provisions. The purpose of these provisions is to avoid the distraction and loss of key management personnel that may occur in connection with rumored or actual corporate transactions and/or other fundamental corporate changes and to provide adequate protection to key management personnel in the event that their employment is terminated following a change of control. A change in control provision protects stockholder interests by enhancing employee focus during rumored or actual change in control activity through incentives to remain with the Company despite uncertainties while a transaction is under consideration or pending and assurance of severance and benefits for terminated executives. A detailed summary of these provisions is set forth under the heading “Payments Made Upon a Change in Control” on page 22.

Dividend Equivalents

Under the terms of various stock option grants made to the Company’s named executive officers under the Plans, dividend equivalent payments are made to the executive officers with respect to the shares of Common Stock underlying the unexercised portion of the options. These payments are made at the same rate as dividends paid on the Company’s issued and outstanding shares of Common Stock. Named executive officers received payments for such dividend equivalent rights on options for 2006, 2007 and 2008 as follows: Mr. Lorber — $1,602,366, $1,661,710 and $1,744,795; Mr. Lampen — $217,093, $225,133 and $236,389; Mr. Kirkland — $97,687, $101,306 and $106,370; Mr. Bell — $107,208, $112,565 and $118,192; and Mr. LeBow, $4,290,215, $4,449,109 and $4,671,563. Mr. LeBow holds stock options with dividend equivalent rights that will expire nine months after his retirement. During this period, he will continue to receive dividend equivalent payments on these options to the extent the options have not been exercised. In accordance with the rules of the SEC, these amounts have not been included in the Summary Compensation Table because the dividend equivalent rights were included in the initial fair value of the underlying options grants.

Inter-Relationship of Elements of Compensation Packages

The various elements of the compensation package for the Company’s executive officers are not directly inter-related. For example, if it does not appear as though the target bonus will be achieved, the number of options that will be granted is not affected. There is no significant interplay of the various elements of total compensation between each other. If options that are granted in one year become underwater due to a decrease in the Company’s stock price, the amount of the bonus amount or compensation to be paid the executive officer for the next year is not impacted. Similarly, if options become extremely valuable due to a rising stock price, the amount of compensation or bonus to be awarded for the next year is not affected. However, the Compensation Committee does evaluate the total value of executive remuneration when making decisions with respect to any particular element thereof. While the Compensation Committee has discretion to make exceptions to any compensation or bonus payouts under the Bonus Plan, it has not approved any exceptions to the Bonus Plan with regard to any executive officers, other than the payment of a discretionary bonus to Mr. Bell in 2007 in addition to his award under the Bonus Plan. The Compensation Committee exercised negative discretion in determining not to pay a bonus to Mr. Bernstein for failure to meet one of the performance criteria established for him by the Compensation Committee under the Bonus Plan in 2006.

Employment Agreements

In January 2006, the Company negotiated and entered into employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, which replaced existing agreements with the Company or New Valley Corporation, its former majority-owned subsidiary. In addition, Mr. LeBow’s employment agreement, which was entered into in September 2005, was amended in January 2006, and Mr. Bernstein entered into an amended employment agreement in November 2005. In exchange for the benefits offered under the agreements, these executives have agreed not to engage in competitive activities or to interfere with the Company’s business relations for specified periods following the termination of their employment. A summary of the employment agreements is set forth under the heading “Employment Agreements and Severance Arrangements” on page 15.

Tax and Accounting Implications

Deductibility of Executive Compensation

The Compensation Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which generally provides that no publicly held company may deduct compensation in excess of $1,000,000 paid in any taxable year to its chief executive officer or any of its four other highest compensated officers at year end unless:

•	the compensation is payable solely on account of the attainment of performance goals;

•	the performance goals are determined by a compensation committee of two or more outside directors;

•	the material terms under which compensation is to be paid are disclosed to and approved by the stockholders of the Company; and

•	the compensation committee certifies that the performance goals were met.

In certain situations, the Compensation Committee has in the past and may in the future approve compensation that will not meet these deductibility requirements in order to ensure appropriate and competitive levels of total compensation for the Company’s executive officers. In this regard, for 2006, 2007 and 2008, the amount of base salary and restricted stock in excess of $1,000,000 for any of the Company’s four highest compensated officers as of December 31, 2008 and its chief executive officer under Section 162(m) of the Internal Revenue Code was not deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, the Company began accounting for stock-based payments including stock option and restricted stock awards under the Plans in accordance with the requirements of SFAS 123(R).

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with management and, based on such review and discussion, has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE1

Robert J. Eide, Chairman
Henry C. Beinstein
Jeffrey S. Podell

1 Mr. Eide, who was chairman of the Compensation Committee when the Committee approved the executive compensation referred to in the Committee’s report, resigned from the Compensation Committee effective March 9, 2009. On that date, Mr. Podell was appointed chairman of the Compensation Committee, and Ms. Sharpe was appointed as a member of the Compensation Committee.

SUMMARY COMPENSATION TABLE

The following table below summarizes the compensation of the named executive officers for the years ended December 31, 2008, 2007 and 2006. The named executive officers are the Company’s Chief Executive Officer, Chief Financial Officer, and the three other most highly compensated executive officers ranked by their total compensation in the table below (not taking into account the amount in the Change in Pension Value and Nonqualified Deferred Compensation Earnings column).

									Change in
									Pension
									Value and
								Non-Equity	Nonqualified
				Stock		Option		Incentive Plan	Deferred	All Other
		Salary	Bonus	Awards		Awards		Compensation	Compensation	Compensation		Total
Name and Principal Position	Year	($)(1)	($)	($)		($)		($)(3)	Earnings ($)(4)	($)		($)

Howard M. Lorber	2008	$2,764,329	$0	$2,842,993	(2)	$0		$2,764,329	$1,390,000	$268,403	(5)	$10,030,054
President and Chief	2007	$2,666,727	$0	$2,835,225	(2)	$0		$3,066,736	$1,592,000	$266,138	(5)	$10,426,826
Executive Officer	2006	$2,581,286	$0	$2,987,458	(2)	$0		$2,581,286	$2,100,000	$264,274	(5)	$10,514,804
Richard J. Lampen	2008	$750,000	$0	$0		$0		$250,000	$232,000	$6,900	(6)	$1,238,900
Executive Vice	2007	$750,000	$0	$0		$0		$287,500	$210,000	$6,750	(6)	$1,254,250
President	2006	$750,000	$0	$0		$0		$250,000	$190,000	$6,600	(6)	$1,196,600
J. Bryant Kirkland III	2008	$375,000	$0	$0		$0		$93,750	$41,000	$6,900	(6)	$516,650
Vice President, Chief	2007	$350,000	$0	$0		$0		$100,625	$39,000	$6,750	(6)	$496,375
Financial Officer and Treasurer	2006	$287,500	$0	$0		$0		$75,000	$40,000	$6,600	(6)	$409,100
Marc N. Bell	2008	$400,000	$0	$0		$0		$100,000	$71,000	$6,900	(6)	$577,900
Vice President, General	2007	$375,000	$67,187	$0		$0		$107,813	$66,000	$6,750	(6)	$622,750
Counsel and Secretary	2006	$375,000	$0	$0		$0		$93,750	$61,000	$6,600	(6)	$536,350
Ronald J. Bernstein	2008	$829,959	$0	$254,375	(2)	$158,519	(2)	$594,633	$372,000	$6,900	(7)	$2,216,386
President and Chief	2007	$799,459	$0	$254,375	(2)	$158,519	(2)	$399,730	$336,000	$6,750	(7)	$1,954,833
Executive Officer of Liggett Vector Brands and Liggett	2006	$776,400	$0	$254,375	(2)	$59,444	(2)	$0	$300,000	$12,001	(7)	$1,402,220
Bennett S. LeBow(8)	2008	$3,950,000	$0	$0		$0		$0	$4,446,293	$293,630	(9)	$8,689,923
Former Executive	2007	$3,950,000	$0	$0		$0		$0	$4,012,000	$299,127	(9)	$8,261,127
Chairman of the Board	2006	$3,950,000	$0	$0		$0		$0	$3,500,000	$335,127	(9)	$7,785,127

(1)	Reflects actual base salary amounts paid for 2008, 2007 and 2006.

(2)	Represents the dollar amount recognized for financial statement reporting purposes (excluding forfeitures) for the years ended December 31, 2008, 2007 and 2006, in accordance with SFAS 123(R), for the grant of restricted stock or options under the 1999 Plan, rather than an amount paid to or realized by the named executive officer. Assumptions used in the calculation of such amount are included in note 11 to the Company’s audited financial statements for the year ended December 31, 2008 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009. The SFAS 123(R) value as of the grant date for restricted stock or options is spread over the number of months of service required for the grant to become non-forfeitable. The SFAS 123(R) amounts from these grants may never be realized by the named executive officer.

(3)	These amounts reflect cash awards under the Bonus Plan paid during 2008, 2007 and 2006 in respect of service performed in 2008, 2007 and 2006, respectively. This plan is discussed in further detail on page 9 under the heading “Annual Bonus Plan”.

(4)	Amounts shown are solely an estimate of the increase in actuarial present value of the named executive officer’s accrued benefit at the latter of age 60 during active service or the completion of eight years of full-time continuous service under the Company’s pension plans for 2008, 2007 and 2006. Assumptions are further described under the Pension Benefits at 2008 Fiscal Year End table on page 20. The amounts reflect the actuarial increase in the present value of the named executive officer’s benefits under the Supplemental Retirement Plan determined using interest rate and mortality rate assumptions consistent with those used in the Company’s financial statements. No amount is payable from this plan before a participant attains the latter of age 60 during active service or the completion of eight years of full-time continuous service (except in the case of death, disability or termination without cause). There can be no assurance that the amounts shown will ever be realized by the named executive officers. For Mr. Bernstein, the reported amount also includes $1,385, $1,315 and $1,580 in each of 2008, 2007 and 2006, respectively, in connection with Liggett Group Inc. Retirement Plan for Salaried Non-Bargaining Unit Employees (the “Qualified Plan”).

(5)	Represents $171,503, $169,388 and $167,674 for personal use of corporate aircraft in 2008, 2007 and 2006, respectively, a $90,000 allowance paid for lodging and related business expenses in 2008, 2007 and 2006, and $6,900, $6,750 and $6,600 for 401(k) plan matching contributions in 2008, 2007 and 2006, respectively.*

(6)	Represents 401(k) plan matching contributions.

(7)	Represents $5,401 in 2006 for personal use of corporate aircraft, and $6,900, $6,750 and $6,600 for 401(k) contributions in 2008, 2007 and 2006, respectively.*

(8)	Mr. LeBow retired as Executive Chairman and as an employee of the Company on December 30, 2008. He continues as Chairman of the Board.

(9)	Represents $196,730, $202,377 and $238,527 for personal use of corporate aircraft in 2008, 2007 and 2006, respectively, a $90,000 allowance paid for lodging and related business expenses in 2008, 2007 and 2006, and $6,900, $6,750 and $6,600 for 401(k) plan matching contributions in 2008, 2007 and 2006, respectively.*

*	For purposes of determining the value of corporate aircraft use, the personal use is calculated based on the aggregate incremental cost to the Company. For flights on corporate aircraft, aggregate incremental cost is calculated based on a cost-per-flight-mile charge developed by a nationally recognized and independent service as reflective of the operating costs of the aircraft.

Employment Agreements and Severance Arrangements

On September 27, 2005, Mr. Lorber was named Chief Executive Officer of the Company and Mr. LeBow was named Executive Chairman, effective January 1, 2006.

In connection with the foregoing, on September 27, 2005, the Company and Mr. LeBow entered into an Amended and Restated Employment Agreement (the “Amended LeBow Agreement”), under which Mr. LeBow served as the Executive Chairman of the Board of the Company from January 1, 2006 until his retirement on December 30, 2008. The Amended LeBow Agreement replaced his prior employment agreements with the Company and with New Valley Corporation. The Amended LeBow Agreement provided that Mr. LeBow would receive an annual salary of $3,950,000. Following Mr. LeBow’s retirement, he is subject to certain non-competition, non-hire, and other provisions in favor of the Company. The Amended LeBow Agreement treated Mr. LeBow as having reached normal retirement date under the Company’s Supplemental Retirement Plan if he was employed on December 30, 2008. In addition, the Company agreed to establish a separate trust for Mr. LeBow that is not subject to the claims of the Company’s creditors and made a contribution to such trust of $125,000 per quarter during each year of the employment term, and a proportional part of each payment to Mr. LeBow under the Supplemental Retirement Plan will be made from the assets of such trust. During the period of his employment, Mr. LeBow was entitled to various benefits including a $7,500 per month allowance for lodging and related business expenses and use of corporate aircraft in accordance with the Company’s Corporate Aircraft Policy. In addition, for a period of five years following such retirement, Mr. LeBow will be required to provide consulting services and advice to the Company for up to 15 days per year, for which he will be paid a daily fee of $17,000. In the course of providing such consulting services, Mr. LeBow is entitled to reimbursement of his business expenses, including first class travel and lodging, and is entitled to use Company-owned aircraft in accordance with the corporate aircraft policy.

On January 27, 2006, the Company and Howard M. Lorber entered into an Amended and Restated Employment Agreement (the “Amended Lorber Agreement”), which replaced his prior employment agreements with the Company and with New Valley Corporation. The Amended Lorber Agreement has an initial term of three years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2009, Mr. Lorber’s annual base salary was $2,807,729. Mr. Lorber’s salary is subject to an annual cost of living adjustment. In addition, the Company’s board must periodically review his base salary and may increase but not decrease it from time to time in its sole discretion. Mr. Lorber will be eligible on an annual basis to receive a target bonus of 100% of his base salary under the Bonus Plan. During the period of his employment, Mr. Lorber will be entitled to various benefits, including a Company-provided car and driver, a $7,500 per month allowance for lodging and related business expenses, two club memberships and dues, and use of corporate aircraft in accordance with the Company’s Corporate Aircraft Policy. Following termination of his employment by the Company without cause (as defined in the Amended Lorber Agreement), termination of his employment by him for certain reasons specified in the Amended Lorber Agreement or upon death or disability, he (or his beneficiary in the case of death) would continue to receive for a period of 36 months following the termination date his base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, all of Mr. Lorber’s outstanding equity awards would be vested with any stock options granted after January 27, 2006 remaining exercisable for no less than two years or the remainder of the original term if shorter. Following termination of his employment for any of the reasons described above (other than death or disability) within two years of a change in control (as defined in the Amended Lorber Agreement), he would receive a lump sum payment equal to 2.99 times the sum of his then current base salary and the bonus amount earned by him for the prior year (with such bonus amount limited to 100% of base salary). In addition, Mr. Lorber is indemnified against excise taxes that are imposed on change-of-control payments under Section 4999 of the Internal Revenue Code of 1986. In the event of a termination of his employment under the circumstances where he is entitled to the severance payments discussed above, Mr. Lorber will also be credited with an additional 36 months of service towards vesting under the Company’s Supplemental Retirement Plan.

On January 27, 2006, the Company entered into Employment Agreements (the “Other Executive Agreements”) with Richard J. Lampen, the Company’s Executive Vice President, J. Bryant Kirkland III, the Company’s Vice President and, effective April 1, 2006, Chief Financial Officer, and Marc N. Bell, the Company’s Vice President, General Counsel and Secretary. The Other Executive Agreements replaced prior employment agreements with the Company or New Valley Corporation. The Other Executive Agreements have an initial term of two years effective as of January 1, 2006, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within 60 days before this date. As of January 1, 2009, the annual base salaries provided for in these Other Executive Agreements were $800,000 for Mr. Lampen (increased from $750,000 in February 2009, effective as of January 1, 2009), $375,000 for Mr. Kirkland and $400,000 for Mr. Bell. In addition, the Company’s board must periodically review these base salaries and may increase but not decrease them from time to time in its sole discretion. These executives will be eligible to receive a target bonus of 33.3% for Mr. Lampen, and 25% for Messrs. Kirkland and Bell, of their base salaries under the Bonus Plan. Following termination of their employment by the Company without cause (as defined in the Other Executive Agreements), termination of their employment by the executives for certain reasons specified in the Other Executive Agreements or upon death or disability, they (or their beneficiaries in the case of death) would continue to receive for a period of 24 months following the termination date their base salary and the bonus amount earned by them for the prior year (with such bonus amount limited to 33.3% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell).

On November 11, 2005, Liggett, a wholly-owned subsidiary of the Company, and Ronald J. Bernstein entered into an Employment Agreement (the “Bernstein Employment Agreement”), pursuant to which Mr. Bernstein will continue to serve as President and Chief Executive Officer of Liggett and affiliated companies. The Bernstein Employment Agreement has an initial term expiring December 31, 2008, with an automatic one-year extension on each anniversary of the effective date unless notice of non-extension is given by either party within six months before this date. As of January 1, 2009, Mr. Bernstein’s annual base salary was $829,959. Mr. Bernstein’s salary is subject to an annual cost of living adjustment, which Mr. Bernstein waived in 2009. Under the terms of the Bernstein Employment Agreement, Mr. Bernstein is eligible on an annual basis to receive a bonus of up to 100% of his base salary under the Bonus Plan predicated on Liggett and Vector Tobacco meeting certain pre-established operating goals. Following termination of his employment without cause, he would continue to receive his base salary for a period of 24 months.

On November 11, 2005, Mr. Bernstein agreed to the cancellation of an option to purchase 351,775 shares of the Company’s common stock at $27.30 per share granted under the 1999 Plan in September 2001. In this regard, Mr. Bernstein and the Company entered into an agreement, in which the Company, in accordance with the 1999 Plan, agreed after the passage of more than six months and assuming Mr. Bernstein’s continued employment with the Company or an affiliate of the Company, to grant Mr. Bernstein another stock option under the 1999 Plan covering 289,405 shares of the Company’s Common Stock with the exercise price equal to the value of the Common Stock on the grant date of the replacement option. The grant of the replacement option was made in August 2006 with an exercise price of $15.32.

Restricted Stock Awards

On January 10, 2005, New Valley Corporation awarded Mr. Lorber, the President and Chief Operating Officer of New Valley Corporation, who also served in the same positions with the Company, a restricted stock grant of 1,250,000 shares of New Valley Corporation’s common shares pursuant to New Valley Corporation’s 2000 Long-Term Incentive Plan. Under the terms of the award, one-seventh of the shares vested on July 15, 2005, with an additional one-seventh vesting on each of the five succeeding one-year anniversaries of the first vesting date through July 15, 2010 and an additional one-seventh vesting on January 15, 2011. In the event his employment with New Valley Corporation was terminated for any reason other than his death, his disability or a change of control of New Valley Corporation or the Company, any remaining balance of the shares not previously vested would be forfeited by him. On September 27, 2005, in connection with Mr. Lorber’s election as Chief Executive Officer of the Company, he renounced and waived, as of that date, the unvested 1,071,429 common shares deliverable by New Valley Corporation to him in the future.

On September 27, 2005, Mr. Lorber was awarded a restricted stock grant of 578,812 shares of the Company’s Common Stock and, on November 16, 2005, Mr. Lorber was awarded an additional restricted stock grant of 90,953 shares of the Company’s Common Stock, in each case, pursuant to the Company’s 1999 Plan. In connection with the grants, the Company entered into separate Restricted Share Award Agreements with Mr. Lorber on those dates. Pursuant to the Restricted Share Agreements, one-fourth of the shares vest on September 15, 2006, with an additional one-fourth vesting on each of the three succeeding one-year anniversaries of the first vesting date through September 15, 2009. In the event Mr. Lorber’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in the Restricted Share Agreements) of the Company, any remaining balance of the shares not previously vested will be forfeited by Mr. Lorber. These restricted stock awards by the Company replaced the unvested portion of the New Valley Corporation restricted stock grant relinquished by Mr. Lorber. The number of restricted shares of the Company’s Common Stock awarded to Mr. Lorber by the Company (669,765 shares) was the equivalent of the number of shares of the Company’s Common Stock that would have been issued to Mr. Lorber had he retained his unvested New Valley Corporation restricted shares and those shares were exchanged for the Company’s Common Stock in the exchange offer and subsequent merger whereby the Company acquired the remaining minority interest in New Valley Corporation in December 2005.

On April 7, 2009, the Compensation Committee awarded Mr. Lorber a restricted stock grant of 500,000 shares of the Company’s common stock. Under the terms of the award, one-fifth of the shares (100,000) will vest on September 15, 2010 and on each anniversary thereof through September 15, 2014. In the event Mr. Lorber’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in his Restricted Share Agreement) of the Company, any remaining balance of the shares not previously vested will be forfeited by Mr. Lorber.

On November 11, 2005, Mr. Bernstein was awarded a restricted stock grant of 57,881 shares of the Company’s Common Stock pursuant to the 1999 Plan, in connection with the grant, the Company entered into a Restricted Share Award Agreement with Mr. Bernstein on that date. Pursuant to his Restricted Share Agreement, one-fourth of the shares vest on November 1, 2006, with an additional one-fourth vesting on each of the three succeeding one-year anniversaries of the first vesting date through November 1, 2009. In the event Mr. Bernstein’s employment with the Company is terminated for any reason other than his death, his disability or a change of control (as defined in his Restricted Share Agreement) of the Company, any remaining balance of the shares not previously vested will be forfeited by Mr. Bernstein.

Grants of Plan-Based Awards

The table below provides information with respect to incentive compensation granted to each of the named executive officers for the year ended December 31, 2008. No stock options or restricted stock awards were granted to the named executive officers for the year ended December 31, 2008.

GRANTS OF PLAN-BASED AWARDS

									All Other
								All Other	Option		Grant Date
					Estimated Future Payouts			Stock	Awards:		Fair Value
		Estimated Future Payouts Under Non-			Under Equity Incentive Plan			Awards:	Number of	Exercise or	of Stock
		Equity Incentive Plan Awards(1)			Awards			Number of	Securities	Base Price	and
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Shares of	Underlying	of Option	Option
Name	Date	($)	($)	($)	(#)	(#)	(#)	Stock (#)	Options (#)	Awards ($)	Awards ($)

Howard M. Lorber	—	$0	$2,764,329	$3,455,411	—	—	—	—	—	—	—
Richard J. Lampen	—	$0	$250,000	$312,500	—	—	—	—	—	—	—
J. Bryant Kirkland III	—	$0	$93,750	$117,188	—	—	—	—	—	—	—
Marc N. Bell	—	$0	$100,000	$125,000
Ronald J. Bernstein	—	$0	$414,980	$829,959	—	—	—	—	—	—	—
Bennett S. LeBow	—	—	—	—	—	—	—	—	—	—	—

(1)	The amounts shown above represent the target level under the Bonus Plan, which is 100% of base salary for Messrs. Lorber, 50% of base salary for Mr. Bernstein, 33.3% of base salary for Mr. Lampen and 25% of base salary for Messrs. Kirkland and Bell. The maximum amount is 125% of the target amount for Messrs. Lorber, Lampen, Kirkland and Bell and 200% of the target amount for Mr. Bernstein. There is no minimum amount. The Compensation Committee approved the performance criteria for determining the award opportunities for each named executive officer under the Bonus Plan on February 25, 2008. The actual bonus amounts paid for 2008 are reflected in the “Non-Equity Incentive Plan Compensation” column in the Summary Compensation Table on page 14.

The table below provides information with respect to the outstanding equity awards of the named executive officers as of December 31, 2008.

OUTSTANDING EQUITY AWARDS AT 2008 FISCAL YEAR-END

	Option Awards							Stock Awards
													Equity
													Incentive
												Equity	Plan
												Incentive	Awards:
				Equity								Plan	Market
				Incentive								Awards:	or Payout
				Plan								Number of	Value of
	Number of	Number of		Awards:						Market		Unearned	Unearned
	Securities	Securities		Number of				Number of		Value of		Shares,	Shares,
	Underlying	Underlying		Securities				Shares or		Shares or		Units or	Units or
	Unexercised	Unexercised		Underlying				Units of		Units of		Other Rights	Other
	Options	Options		Unexercised	Option	Option		Stock That		Stock That		That	Rights That
	(#)	(#)		Unearned	Exercise	Expiration		Have Not		Have Not		Have Not	Have Not
Name	Exercisable	Unexercisable		Options (#)	Price ($)	Date		Vested (#)		Vested ($)		Vested (#)	Vested ($)

Howard M. Lorber	775,660	—		—	$9.95	11/4/09		167,442	(1)	$2,280,560	(2)	—	—
	369,361	—		—	$12.94	1/22/11		—		—		—	—
Richard J. Lampen	155,130	—		—	$9.95	11/4/09		—		—		—	—
J. Bryant Kirkland III	69,805	—		—	$9.95	11/4/09		—		—		—	—
Marc N. Bell	77,563	—		—	$9.95	11/4/09		—		—		—	—
Ronald J. Bernstein	217,054	72,351	(3)	—	$15.32	8/16/16		14,470	(4)	$197,081	(2)	—	—
Bennett S. LeBow	2,326,989	—		—	$9.95	9/30/09	(5)	—		—		—	—
	738,724	—		—	$12.94	9/30/09	(5)	—		—		—	—

(1)	Restricted stock award vesting as to 167,442 shares on September 15, 2009, subject to earlier vesting upon death, disability or change of control. See “Restricted Stock Awards” on page 17.

(2)	The market value of the restricted stock equals the number of shares of restricted stock multiplied by the closing price of the Common Stock on December 31, 2008, which was $13.62 per share, and does not include the dividends at December 31, 2008 of $796,552 for Mr. Lorber and $68,839 for Mr. Bernstein on non-vested shares to be received payable upon vesting.

(3)	Option grant vesting as to 72,351 shares on December 31, 2009. See “Employment Agreements and Severance Arrangements” on page 15.

(4)	Restricted stock award vesting as to 14,470 shares on November 1, 2009, subject to earlier vesting upon death, disability or change of control. See “Restricted Stock Awards” on page 17.

(5)	Upon Mr. LeBow’s December 30, 2008 retirement, these options became exercisable for a period of nine months.

The table below provides information with respect to the number of options or shares of restricted stock granted under the Plans to the named executive officers in previous years that were exercised or vested during 2008, as well as, in the case of option exercises, the market value of the Common Stock less the exercise price on the exercise date and, in the case of restricted stock awards, the market value of the stock on the vesting date.

OPTION EXERCISES AND STOCK VESTED IN YEAR ENDED DECEMBER 31, 2008

	Option Awards		Stock Awards(1)
	Number of Shares	Value	Number of
	Acquired on	Realized on	Shares Acquired	Value Realized
Name	Exercise (#)	Exercise ($)	on Vesting (#)	on Vesting ($)

Howard M. Lorber	—	—	167,443	$3,029,915
Richard J. Lampen	—	—	—	—
J. Bryant Kirkland III	—	—	—	—
Marc N. Bell	—	—	—	—
Ronald J. Bernstein	—	—	14,470	$246,714
Bennett S. LeBow	4,072,232	$44,697,603	—	—

(1)	Reflects shares received upon vesting of restricted stock awards under the 1999 Plan made in 2005. Does not include cash dividends associated with such shares received upon vesting, which totaled $665,792 and $63,049 for Messrs. Lorber and Bernstein, respectively. See “Restricted Stock Awards” on page 17.

PENSION BENEFITS AT 2008 FISCAL YEAR END

The table below quantifies the benefits expected to be paid from the Company’s Supplemental Retirement Plan and, in the case of Mr. Bernstein, also from Liggett’s Qualified Plan. The terms of the plans are described below the table.

PENSION BENEFITS

		Number of
		Years of	Present Value of
		Credited	Accumulated		Payments During
Name	Plan Name	Service (#)(1)	Benefit ($)(2),(3)		Last Fiscal Year ($)

Howard M. Lorber	Supplemental	7	$10,122,831	(4)	$0
	Retirement Plan
Richard J. Lampen	Supplemental	5	$942,827		$0
	Retirement Plan
J. Bryant Kirkland III	Supplemental	5	$158,518		$0
	Retirement Plan
Marc N. Bell	Supplemental	5	$280,865		$0
	Retirement Plan
Ronald J. Bernstein	Supplemental	7	$1,930,438		$0
	Retirement Plan
	Qualified Plan	2	$38,100		$0
Bennett S. LeBow	Supplemental	7	$20,093,105	(5)	$0
	Retirement Plan

(1)	Equals number of years of credited service as of December 31, 2008. Credited service under the Supplemental Retirement Plan is based on a named executive officer’s period of full time continuous covered employment after commencing participation in the Supplemental Retirement Plan.

(2)	Represents actuarial present value in accordance with the same assumptions outlined in note 9 to the Company’s audited financial statements for the year ended December 31, 2008 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 2, 2009.

(3)	Includes amounts which the named executive officer is not currently entitled to receive because such amounts are not vested.

(4)	Does not include $3,656,272 related to an award that vests in January 2013 and will be recognized as an expense in the years ended December 31, 2010, 2011 and 2012.

(5)	The Company contributed $125,000 per quarter to a secular trust for Mr. LeBow, who is not vested in that amount.

Supplemental Retirement Plan

The Supplemental Retirement Plan provides for the payment to a participant at his normal retirement date of a lump sum amount that is the actuarial equivalent of a single life annuity commencing on that date. The “normal retirement date” under the Supplemental Retirement Plan is defined as the January 1st following attainment by a participant of the later age 60 or the completion of eight years of employment following January 1, 2002 (in the case of Messrs. Lorber and Bernstein) or January 1, 2004 (in the case of Messrs. Lampen, Kirkland and Bell).

The following table sets forth for each named executive officer his hypothetical single life annuity, his normal retirement date and his projected lump sum payment at his normal retirement date.

	Hypothetical	Normal	Lump-Sum
Name	Single Life Annuity	Retirement Date	Equivalent

Howard M. Lorber	$1,051,875	January 1, 2010	$10,855,666
	$735,682	January 1, 2013	$7,121,988
Richard J. Lampen	$250,000	January 1, 2014	$2,625,275
J. Bryant Kirkland III	$202,500	January 1, 2026	$2,126,473
Marc N. Bell	$200,000	January 1, 2021	$2,100,220
Ronald J. Bernstein	$438,750	January 1, 2014	$4,607,358
Bennett S. LeBow	$2,524,163	December 30, 2008	$20,584,044

No benefits are payable under the Supplement Retirement Plan if a named executive officer resigns without good reason before attaining his normal retirement date. In the case of a participant who becomes disabled prior to his normal retirement date or whose service is terminated without cause, the participant’s benefit consists of a pro-rata portion of the full projected retirement benefit to which he would have been entitled had he remained employed through his normal retirement date, as actuarially discounted back to the date of payment. The beneficiary of a participant who dies while working for the Company or a subsidiary (and before becoming disabled or attaining his normal retirement date) will be paid an actuarially discounted equivalent of his projected retirement benefit; conversely, a participant who retires beyond his normal retirement date will receive an actuarially increased lump sum payment to reflect the delay in payment using a post retirement interest rate of 7.5%. The lump sum amount under the Supplemental Retirement Plan is paid six months following the named executive officer’s retirement on or after his normal retirement date or termination of employment without cause, along with interest at the prime lending rate as published in the Wall Street Journal on the lump sum amount for this six month period.

Qualified Plan

Liggett’s salaried employees are entitled to benefits payable under the Qualified Plan based on a formula that yields an annual amount payable over the participant’s life beginning at age 65. Liggett discontinued providing additional benefits under the Qualified Plan for service on and after January 1, 1994. As of December 31, 2008, none of the named executive officers was eligible to receive any benefits under the Qualified Plan, except for Mr. Bernstein who is entitled to a monthly benefit of $372 at age 65.

Potential Termination and Change in Control Payments

The compensation payable to named executive officers upon voluntary termination, involuntary termination without cause, termination for cause, termination following a change in control and in the event of disability or death of the executive is described below. Except as otherwise indicated, as a result of Mr. LeBow’s December 30, 2008 retirement, he was not entitled at 2008 year-end to any termination and change in control payments, and the following discussion of potential payments to named executive officers does not apply to him.

Payments Made Upon Termination

Regardless of the manner in which a named executive officer’s employment terminates, he or she may be entitled to receive amounts earned during his or her term of employment. Such amounts include:

•	unpaid base salary through the date of termination;

•	any accrued and unused vacation pay;

•	any unpaid award under the Plans or bonus under the Bonus Plan with respect to a completed performance period;

•	all accrued and vested benefits under the Company’s compensation and benefit programs, including the pension plan and the Supplemental Retirement Plan; and

•	with respect solely to Mr. Lorber, payment by the Company of a tax gross-up for any excise taxes and related income taxes on gross-ups for benefits received upon termination of employment.

Payments Made Upon Involuntary Termination of Employment without Cause or for Good Reason, Death or Disability

In the event of the termination of a named executive officer by the Company without cause or by the named executive officer for good reason, or upon the death or disability of a named executive officer, in addition to the benefits listed under the heading “Payments Made Upon Termination”, the named executive officer or his designated beneficiary upon his death will receive the following benefits:

•	with respect to the named executive officers, payments for a specified period of either 24 or 36 months (the “Severance Period”) equal to 100% of the executive’s then-current base salary and (except for Mr. Bernstein) the most recent bonus paid to the executive (up to the amount of the executive’s target bonus under his employment agreement);

•	with respect to the named executive officers, continued participation, at the Company’s expense, during the Severance Period in all employee welfare and health benefit plans, including life insurance, health, medical, dental and disability plans which cover the executive and the executive’s eligible dependents (or, if such plans do not permit the executive and his eligible dependents to participate after his termination, the Company is required to pay an amount each quarter (not to exceed $35,000 per year in the case of Messrs. Lampen, Kirkland and Bell) to keep them in the same economic position on an after-tax basis as if they had continued in such plans);

•	with respect solely to Mr. LeBow, such additional payments relating to death, retirement and other matters as may be determined by the Board or a committee thereof;

•	with respect solely to Mr. Bernstein, a pro rata amount of any award under the Bonus Plan for which the performance period has not been completed based upon 100% of the target bonus amount for such period to the extent that Mr. Bernstein is terminated on or after July 1 of the applicable year and bonuses are otherwise paid to the management of Liggett for that year;

•	acceleration of the vesting of his restricted shares upon death or disability; and

•	with respect solely to Mr. Lorber, acceleration of the vesting of all outstanding equity awards.

Payments Made Upon a Change in Control

Howard M. Lorber

Mr. Lorber’s employment agreement has a change in control provision if his employment is terminated without cause or by the executive for good reason within two years of a change in control, Mr. Lorber will be entitled to receive the following severance benefits:

•	a lump-sum cash payment equal to 2.99 times the sum of his base salary plus the last annual bonus earned by him up to 100% of base salary (including any deferred amount) for the performance period immediately preceding the date of termination;

•	participation by Mr. Lorber and his eligible dependents in all welfare benefit plans in which they were participating on the date of termination until the earlier of (x) the end of the employment period under his employment agreement and (y) the date that he receives equivalent coverage and benefit under the plans and programs of a subsequent employer;

•	continued participation at the Company’s expense for 36 months in life, disability, accident, health and medical insurance benefits substantially similar to those received by Mr. Lorber and his eligible dependents prior to such termination, subject to reduction if comparable benefits are actually received from a subsequent employer;

•	full vesting of his outstanding equity awards;

•	crediting of an additional period of three years plus any remaining term of his employment agreement as continuous service under the Supplemental Retirement Plan; and

•	termination of certain restrictive covenants in his employment agreement, including covenants not to compete and non-solicitation covenants.

Richard J. Lampen, J. Bryant Kirkland III, Marc N. Bell and Ronald J. Bernstein

While their respective employment agreements do not contain any change of control provisions, in the event of the termination of Messrs. Lampen, Kirkland, Bell and Bernstein by the Company without cause or by the named executive officer for good reason upon a change of control, such named executive officers will receive the same severance benefits described in the previous section.

Definition of Change in Control

Pursuant to the employment agreement between the Company and Mr. Lorber, a “change in control” is deemed to occur if:

•	a person unaffiliated with the Company acquires more than 40 percent control over its voting securities;

•	the individuals who, as of January 1, 2006 are members of the Company’s board of directors (the “Incumbent Board”), cease to constitute at least two-thirds of the Incumbent Board; however, a newly-elected board member that was elected or nominated by two-thirds of the Incumbent Board shall be considered a member of the Incumbent Board;

•	the Company’s stockholders approve a merger, consolidation or reorganization with an unrelated entity, unless the Company’s stockholders would own at least 51 percent of the voting power of the surviving entity; the individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the surviving entity; and no person (other than one of the Company’s affiliates) has beneficial ownership of 40 percent or more of the combined voting power of the surviving entity’s then outstanding voting securities;

•	the Company’s stockholders approve a plan of complete liquidation or dissolution of the Company; or

•	the Company’s stockholders approve the sale or disposition of all or substantially all of the Company’s assets.

Definition of Termination for Cause

Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the Company for “cause” is defined as:

•	the executive being convicted of or entering a plea of nolo contendere with respect to a criminal offense constituting a felony;

•	the executive committing in the performance of his duties under his employment agreement one or more acts or omissions constituting fraud, dishonesty or willful injury to the Company which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•	the executive committing one or more acts constituting gross neglect or willful misconduct which results in a material adverse effect on the business, financial condition or results of operations of the Company;

•	the executive exposing the Company to criminal liability substantially and knowingly caused by the executive which results in a material adverse effect on the business, financial condition or results of operations of the Company; or

•	the executive failing to substantially perform his duties under his employment agreement (excluding any failure to meet any performance targets or to raise capital or any failure as a result of an approved absence or any mental or physical impairment that could reasonably be expected to result in a disability), after written warning from the Board specifying in reasonable detail the breach(es) complained of.

Under the employment agreement between Liggett and Mr. Bernstein, “cause” is defined as:

•	a material breach by Mr. Bernstein of his duties and obligations under his employment agreement which breach is not remedied to the satisfaction of the board of directors of Liggett (“Liggett Board”), within 30 days after receipt by Mr. Bernstein of written notice of such breach from the Liggett Board;

•	Mr. Bernstein’s conviction or indictment for a felony;

•	an act or acts of personal dishonesty by Mr. Bernstein intended to result in personal enrichment of Mr. Bernstein at the expense of the Company or any of its affiliates or any other material breach or violation of Mr. Bernstein’s fiduciary duty owed to the Company or any of its affiliates;

•	material violation of any Company or Liggett policy or the Company’s Code of Business Conduct and Ethics; or

•	any grossly negligent act or omission or any willful and deliberate misconduct by Mr. Bernstein that results, or is likely to result, in material economic, or other harm, to the Company or any of its affiliates (other than any act or omission by Mr. Bernstein if it was taken or omitted to be done by Mr. Bernstein in good faith and with a reasonable belief that such action or omission was in the best interests of the Company).

Definition of Termination for Good Reason

Under each of the employment agreements with Messrs. Lorber, Lampen, Kirkland and Bell, termination by the executive for “good reason” is defined as:

•	a material diminution of the executive’s duties and responsibilities provided in his employment agreement, including, without limitation, the failure to elect or re-elect the executive to his position (including with respect solely to Mr. Lorber, his position as a member of the Board) or the removal of the executive from any such position;

•	a reduction of the executive’s base salary or target bonus opportunity as a percentage of base salary or any other material breach of any material provision of his employment agreement by the Company;

•	relocation of the executive’s office from the Miami (or with respect solely to Mr. Lorber, the Miami or New York City) metropolitan areas;

•	the change in the executive’s reporting relationship from direct reporting to the Board, in the case of Mr. Lorber, to the Executive Chairman and the Chief Executive Officer, in the case of Mr. Lampen, or to the Executive Chairman, Chief Executive Officer or the Executive Vice President, in the case of Messrs. Kirkland and Bell; or

•	the failure of a successor to all or substantially all of the Company’s business or assets to promptly assume and continue his employment agreement obligations whether contractually or as a matter of law, within 15 days of such transaction.

Under the employment agreement with Mr. Bernstein, “good reason” exists if, without the prior written consent of Mr. Bernstein:

•	the Liggett Board removes Mr. Bernstein as President and Chief Executive Officer of Liggett, other than in connection with the termination of his employment;

•	Mr. Bernstein is not appointed as a member of the Liggett Board;

•	the Liggett Board reduces Mr. Bernstein’s rate of salary or bonus opportunity or materially reduces Mr. Bernstein’s welfare, perquisites or other benefits described in his employment agreement;

•	Mr. Bernstein’s duties and responsibilities at Liggett are significantly diminished or there are assigned to him duties and responsibilities materially inconsistent with his position;

•	Liggett fails to obtain a written agreement reasonably satisfactory to Mr. Bernstein from any successor of the Company to assume and perform his employment agreement; or

•	there occurs a change of control and Mr. Bernstein is required to relocate more than 50 miles from Mr. Bernstein’s current work location.

Assumptions Regarding Post Termination Payment Tables

The following tables were prepared as though each named executive officer’s employment was terminated on December 31, 2008 (the last business day of 2008) using the closing price of the Company’s Common Stock as of that day ($13.62). The amounts under the columns which reflect a Change in Control assume that a change in control occurred on December 31, 2008. However, the executives’ employment was not terminated on December 31, 2008 and a change in control did not occur on that date. There can be no assurance that a termination of employment, a change in control or both would produce the same or similar results as those described if either or both of them occur on any other date or at any other price, or if any assumption is not correct in fact.

No tables have been provided for Mr. LeBow because he retired on December 30, 2008.

Tax Gross-Up Assumptions

•	Mr. Lorber was assumed to be subject to the maximum federal and state income and other payroll taxes, including excise taxes, aggregating to a net combined effective tax of approximately 61%, when calculating his excise tax gross-up.

•	Calculations for any tax gross-up are based on Mr. Lorber’s taxable wages (Form W-2, Box 1) for the years 2003 through 2007.

•	No other named executive officer is entitled to an excise tax gross-up under the terms of his employment agreement.

Equity-Based Assumptions

•	Stock options held by Mr. Bernstein vested on December 31, 2008 with respect to a change in control or termination by him on death or disability.

•	No other named executive officer held unvested options at that date.

•	Stock options that become vested due to a change in control are valued based on their “spread” (i.e., the difference between the stock’s fair market value and the exercise price).

•	It is possible that IRS rules would require these items to be valued using a valuation method such as the Black-Scholes model if they continued after a change in control. Using a Black-Scholes value in lieu of the “spread” would cause higher value for excise taxes and the related tax gross-up payment.

•	Restricted stock held by Messrs. Lorber and Bernstein vested on December 31, 2008 with respect to a change of control, or termination by the executive on death or disability.

Incentive Plan Assumptions

•	All amounts under the Bonus Plan were earned for 2008 in full based on actual performance and are not treated as subject to the excise tax upon a change in control.

Retirement Benefit Assumptions

•	All benefits are payable in a single lump sum at the participant’s earliest retirement-eligible date.

•	For Mr. Lorber, the present value of the additional service credit for retirement benefits of three additional years is already included in the present value of accumulated benefit disclosed in the “Pension Benefits” table on page 20.

Howard M. Lorber

	Termination by					Termination by
	Company without Cause				Termination by Company	Company without Cause
	or by Named				for Cause or Voluntary	or by Named Executive
	Executive Officer				Termination by	Officer with Good Reason
	with Good Reason				Named Executive Officer	upon a
	or Disability		Death		Without Good Reason	Change in Control

Cash Severance	$16,293,168	(1)	$16,293,168	(1)	—	$16,238,857	(2)
Acceleration of Long Term Incentive Grants at Target	—		—		—	—
Value of Accelerated Unvested Equity(3)	$3,077,112		$3,077,112		—	$3,077,112
Benefits Continuation(4)	$53,334		$53,334		—	$53,334
Value of Supplemental Retirement Plan(5)	$13,653,615		$13,653,615		—	$13,653,615
Excise Tax and Gross-Up	—		—		—	$7,635,733

(1)	Reflects the value of the sum of Mr. Lorber’s 2008 base salary ($2,764,329) and last paid bonus limited to 100% of base salary ($2,666,727) paid over a period of 36 months commencing after termination.

(2)	Reflects the value of the sum of Mr. Lorber’s 2008 base salary ($2,764,329) and last paid bonus limited to 100% of base salary ($2,666,727) paid over a period of 2.99 years commencing after termination.

(3)	Reflects the value of 167,443 unvested stock options or restricted stock and related dividends that vested upon the event using the closing price of the Company’s Common Stock on December 31, 2008 ($13.62) and related dividends. The executive also had vested but unexercised stock options on that date. See “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 18.

(4)	Reflects the value of premium payments to be made for life insurance, medical, dental and disability plans for 36 months at the Company’s cost, based on 2008 premiums.

(5)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2008, which are disclosed in the Pension Benefits table on page 20.

Richard J. Lampen

	Termination by			Termination by
	Company without Cause		Termination by Company	Company without Cause
	or by Named		for Cause or Voluntary	or by Named Executive
	Executive Officer		Termination by	Officer with Good Reason
	with Good Reason		Named Executive Officer	upon a
	or Disability	Death	Without Good Reason	Change in Control

Cash Severance(1)	$2,000,000	$2,000,000	—	$2,000,000
Acceleration of Long Term Incentive Grants at Target	—	—	—	—
Value of Accelerated Unvested Equity(2)	—	—	—	—
Benefits Continuation(3)	$50,797	$50,797	—	$50,797
Value of Supplemental Retirement Plan(4)	$914,325	$1,828,650	—	$914,325
Excise Tax and Gross-Up	—	—	—	—

(1)	Reflects the value of the sum of Mr. Lampen’s 2008 base salary ($750,000) and last paid bonus limited to 33% of base salary ($250,000) paid over a period of 24 months commencing after termination.

(2)	Reflects the value of any unvested stock options or restricted stock and related dividends that vested upon the event using the closing price of the Company’s Common Stock on December 31, 2008 ($13.62) and related dividends. The executive also had vested but unexercised stock options on that date. See “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 18.

(3)	Reflects the value of premium payments to be made for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2008 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2008, which are disclosed in the Pension Benefits table on page 20.

J. Bryant Kirkland III

	Termination by			Termination by
	Company without Cause		Termination by Company	Company without Cause
	or by Named		for Cause or Voluntary	or by Named Executive
	Executive Officer		Termination by	Officer with Good Reason
	with Good Reason		Named Executive Officer	upon a
	or Disability	Death	Without Good Reason	Change in Control

Cash Severance(1)	$925,000	$925,000	—	$925,000
Acceleration of Long Term Incentive Grants at Target	—	—	—	—
Value of Accelerated Unvested Equity(2)	—	—	—	—
Benefits Continuation(3)	$24,918	$24,918	—	$24,918
Value of Supplemental Retirement Plan(4)	$141,340	$621,898	—	$141,340
Excise Tax and Gross-Up	—	—	—	—

(1)	Reflects the value of the sum of Mr. Kirkland’s 2008 base salary ($375,000) and last paid bonus limited to 25% of base salary ($87,500) paid over a period of 24 months commencing after termination.

(2)	Reflects the value of any unvested stock options or restricted stock and related dividends that vested upon the event using the closing price of the Company’s Common Stock on December 31, 2008 ($13.62) and related dividends. The executive also had vested but unexercised stock options on that date. See “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 18.

(3)	Reflects the value of premium payments to be made for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2008 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2008, which are disclosed in the Pension Benefits table on page 20.

Marc N. Bell

	Termination by			Termination by
	Company without Cause		Termination by Company	Company without Cause
	or by Named		for Cause or Voluntary	or by Named Executive
	Executive Officer		Termination by	Officer with Good Reason
	with Good Reason		Named Executive Officer	upon a
	or Disability	Death	Without Good Reason	Change in Control

Cash Severance(1)	$987,500	$987,500	—	$987,500
Acceleration of Long Term Incentive Grants at Target	—	—	—	—
Value of Accelerated Unvested Equity(2)	—	—	—	—
Benefits Continuation(3)	$45,091	$45,091	—	$45,091
Value of Supplemental Retirement Plan(4)	$259,347	$881,780	—	$259,347
Excise Tax and Gross-Up	—	—	—	—

(1)	Reflects the value of the sum of Mr. Bell’s 2008 base salary ($400,000) and last paid bonus limited to 25% of base salary ($93,750) paid over a period of 24 months commencing after termination.

(2)	Reflects the value of any unvested stock options or restricted stock and related dividends that vested upon the event using the closing price of the Company’s Common Stock on December 31, 2008 ($13.62) and related dividends. The executive also had vested but unexercised stock options on that date. See “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 18.

(3)	Reflects the value of premium payments to be made for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2008 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplemental Retirement Plan as of December 31, 2008, which are disclosed in the Pension Benefits table on page 20.

Ronald J. Bernstein

	Termination by			Termination by
	Company without		Termination by Company	Company without Cause
	Cause or by Named		for Cause or Voluntary	or by Named Executive
	Executive Officer		Termination by	Officer with Good Reason
	with Good Reason		Named Executive Officer	upon a
	or Disability	Death	Without Good Reason	Change in Control

Cash Severance(1)	$1,659,918	$1,659,918	—	$1,659,918
Acceleration of Long Term Incentive Grants at Target	—	—	—	—
Value of Accelerated Unvested Equity(2)	$265,920	$265,920	—	$265,920
Benefits Continuation(3)	$31,554	$31,554	—	$31,554
Value of Retirement Benefits(4)	$1,872,080	$3,209,281	—	$1,872,080
Excise Tax and Gross-Up	—	—	—	—

(1)	Reflects the value of the sum of Mr. Bernstein’s 2008 base salary ($829,959) paid over a period of 24 months commencing after termination.

(2)	Reflects the value of any unvested stock options or restricted stock (14,470 shares) and related dividends that vested upon the event using the closing price of the Company’s Common Stock on December 31, 2008 ($13.62) and related dividends. The executive also had vested but unexercised stock options on that date. See “Outstanding Equity Awards at 2008 Fiscal Year-End” on page 18.

(3)	Reflects the value of premium payments to be made for life insurance, medical, dental and disability plans for 24 months at the Company’s cost, based on 2008 premiums.

(4)	This amount includes amounts that the named executive officer accrued under the Supplement Retirement Plan as of December 31, 2008, which is disclosed in the Pension Benefits table on page 20. The amount does not include the value of Mr. Bernstein’s monthly payment of $372 at age 65 under the Qualified Plan, which is disclosed in the Pension Benefits payable on page 20 because lump sum payments are not generally available to participants in the Qualified Plan. If the lump sum option had been available to Mr. Bernstein in the Qualified Plan, the amounts shown would have been increased by approximately $32,800.

Compensation of Directors

Each of the non-management directors receives:

•	annual cash retainer fee of $35,000;

•	$2,500 per annum for each committee membership ($5,000 for the committee chairman);

•	$1,000 per meeting for each Board meeting attended in person or by telephone;

•	$500 per meeting for each committee meeting attended in person or by telephone;

•	periodic grants of restricted shares;

•	reimbursement for reasonable out-of-pocket expenses incurred in serving on our Board; and

•	access to our health, dental and life insurance coverage.

No stock options of Common Stock were granted to the non-management directors in 2008.

In June 2007, the Company granted 11,025 restricted shares of Common Stock under the 1999 Plan to each of its four non-management directors. The stock grant will vest in three equal annual installments commencing on the first anniversary of the date of grant based on continued service as a director, subject to earlier vesting upon death, disability or the occurrence of a change in control.

The table below summarizes the compensation the Company paid to the non-management directors for the year ended December 31, 2008.

NON-MANAGEMENT DIRECTOR COMPENSATION IN FISCAL YEAR 2008

					Changes in
					Pension Value
					and
	Fees				Nonqualified
	Earned			Non-Equity	Deferred
	or Paid	Stock	Option	Incentive Plan	Compensation	All Other
	in Cash	Awards	Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)	($)	($)	($)	($)		($)

Henry C. Beinstein	$57,000	$66,033	—	—	—	$4,038	(2)	$127,071
Robert J. Eide	$59,500	$66,033	—	—	—	$1,388	(2)	$126,921
Jeffrey S. Podell	$51,000	$66,033	—	—	—	$4,633	(2)	$121,166
Jean E. Sharpe	$51,500	$66,033	—	—	—	$17,808	(3)	$135,341

(1)	Represents the dollar amount recognized for financial statement reporting purposes (excluding forfeitures) for the year ended December 31, 2008, in accordance with SFAS 123(R), for grants of restricted stock under the 1999 Plan, rather than an amount paid to or realized by the non-management director. In June 2007, the Company granted 11,025 restricted shares of Common Stock, respectively, to each non-management director. The stock’s closing price on such date was $17.97 per share.

(2)	Represents life insurance premiums paid by the Company.

(3)	Represents health and life insurance premiums paid by the Company.

Compensation Committee Interlocks and Insider Participation

No member of the Company’s Compensation Committee is, or has been, an employee or officer of the Company other than Ms. Sharpe who joined the Compensation Committee in March 2009. Ms. Sharpe retired as an officer of the Company in 1993. During 2008, (i) no member of the Company’s Compensation Committee had any relationship with the Company requiring disclosure under Item 404 of Regulation S-K; and (ii) none of the Company’s executive officers served on the compensation committee (or equivalent) or board of directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or board of directors.

Audit Committee Report

The audit committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Management is responsible for the Company’s internal controls and the financial reporting process, including its financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP, the Company’s independent registered certified public accounting firm, issues opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting. The audit committee reviews these processes on behalf of the board of directors. In this context, the committee has reviewed and discussed with management and PricewaterhouseCoopers LLP the audited financial statements for the year ended December 31, 2008, management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the evaluation by PricewaterhouseCoopers LLP of the Company’s internal control over financial reporting.

The audit committee has discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented, which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements. The audit committee also has received written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The audit committee has also considered whether the provision of the services described under the caption “Audit Fees and Non-Audit Fees” is compatible with maintaining the independence of the independent auditors.

Based on the review and discussions referred to above, the audit committee recommended to the board of directors that the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 filed with the Securities and Exchange Commission.

This report is submitted by the audit committee of the Company.

Henry C. Beinstein, Chairman
Robert J. Eide
Jeffrey S. Podell
Jean E. Sharpe

Audit and Non-Audit Fees

The audit committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers LLP, as well as the fees charged by PricewaterhouseCoopers LLP for such services. In accordance with Section 10A(i) of the Securities Exchange Act, before PricewaterhouseCoopers LLP is engaged to render audit or non-audit services, the engagement is approved by the audit committee. All of the services provided and fees charged by PricewaterhouseCoopers LLP in 2008 and 2007 were pre-approved by the audit committee.

Audit Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for the audit of the annual financial statements of the Company and its consolidated subsidiaries, audit of internal control over financial reporting under Sarbanes-Oxley Section 404, audits of subsidiary financial statements, reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q, comfort letters, consents and review of documents filed with the SEC were $1,996,466 for 2008 and $2,225,851 for 2007.

Audit-Related Fees.  No fees were billed by PricewaterhouseCoopers LLP for audit-related professional services in 2008 and 2007.

Tax Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for professional services for tax services were $60,050 in 2008 and $31,400 in 2007. The services were primarily for federal and state tax advice.

All Other Fees.  The aggregate fees billed by PricewaterhouseCoopers LLP for other services were $6,000 in 2008 and $4,500 in 2007. These amounts consisted of licensing of accounting research software.

Pre-Approval Policies and Procedures

The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services performed by the independent registered certified public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered certified public accounting firm is engaged to perform it. The Audit Committee approved all services provided by PricewaterhouseCoopers LLP.

Equity Compensation Plan Information

The following table summarizes information about the options, warrants and rights and other equity compensation under the Company’s equity plans as of December 31, 2008.

Number of securities remaining
	Number of securities to		available for future issuance
	be issued upon exercise	Weighted-average exercise	under equity compensation
	of outstanding options,	price of outstanding	plans (excluding securities
	warrants and rights	options, warrants and rights	reflected in column (a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders(1)	5,496,194	$11.14	5,170,146
Equity compensation plans not approved by security holders	—	—	—
Total	5,496,194	$11.14	5,170,146

(1)	Includes options to purchase shares of the Company’s Common Stock under the following stockholder-approved plans: 1998 Long-Term Incentive Plan and Amended and Restated 1999 Long-Term Incentive Plan.

Certain Relationships and Related Party Transactions

The board of directors has adopted a written policy for the review and approval of transactions between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their immediate family members. The policy covers any related party transaction that meets the minimum threshold for disclosure in the Company’s proxy statement under the relevant Securities and Exchange Commission rules. The Audit Committee is responsible for reviewing and, if appropriate, approving or ratifying any related party transactions. In determining whether to approve, disapprove or ratify a related party transaction, the Audit Committee will take into account, among other factors it deems appropriate, (i) whether the transaction is on terms no less favorable to the Company than terms that would have been reached with an unrelated third party, (ii) the extent of the interest of the related party in the transaction and (iii) the purpose and the potential benefits to the Company of the transaction.

The related party transactions described in this proxy statement entered into before this policy was adopted were approved by the board of directors or audit committee.

In August 2006, the Company invested $25,000,000 in Icahn Partners, LP, a privately managed investment partnership, of which Mr. Icahn is the portfolio manager and the controlling person of the general partner, and manager of the partnership. In September 2007, the Company invested an additional $25,000,000. The Company recorded a loss of $15,000,000 in 2008 associated with Icahn Partners’ performance.

As of the record date, Jefferies was the beneficial owner of 5.9% of the Common Stock. Jefferies or its affiliates have from time to time provided investment banking, general financing and banking services to the Company and its affiliates, for which they have received customary compensation. No fees were paid by the Company paid to Jefferies and its affiliates in 2008. Jefferies or its affiliates may provide similar services in the future. Affiliates of Jefferies owned convertible notes of the Company in 2008.

On November 1, 2006, the Company invested $10,000,000 in Jefferies Buckeye Fund, LLC, a privately managed investment partnership, of which Jefferies Asset Management, LLC is the portfolio manager. In April 2008, the Company elected to withdraw its investment in Jefferies Buckeye Fund, LLC and recorded a loss of $567,038 in 2008 associated with the Buckeye Fund’s performance.

In September 2006, the Company entered into an agreement with Ladenburg Thalmann Financial Services Inc. (“LTS”) pursuant to which the Company agreed to make available to LTS the services of Richard Lampen, the Company’s Executive Vice President, to serve as the President and Chief Executive Officer of LTS and to provide certain other financial and accounting services, including assistance with complying with Section 404 of the Sarbanes-Oxley Act of 2002. In consideration for such services, LTS had agreed to pay the Company an annual fee of $250,000 plus reimbursement of expenses and will indemnify the Company. The agreement is terminable by either party upon 30 days’ prior written notice. Various executive officers and directors of the Company serve as members of the Board of Directors of LTS. In December 2007, LTS and Vector entered into an amendment to the agreement to amend the fees payable thereunder as follows: (i) a special management fee payment of $150,000 for 2007 (resulting in a total payment of $400,000 for 2007), (ii) an increase in the annual fee from $250,000 to $400,000 effective January 1, 2008 and (iii) an increase in the annual fee from $400,000 to $600,000, effective July 1, 2008 (payment of $500,000 for 2008). For 2008, LTS paid compensation of $150,000 to each of Mr. Lorber, the President of the Company, who serves as Vice Chairman of LTS, and to Mr. Lampen, the Executive Vice President of the Company, who serves as President and CEO of LTS.

In October 2008, the Company acquired for $4,000,000 an approximate 11% interest in Castle Brands Inc. (NSYE Amex: ROX), a publicly traded developer and importer of premium branded spirits, as part of a $15,000,000 private placement. Mr. Beinstein serves as an independent director of Castle. The Company’s Executive Vice President, Richard J. Lampen, is serving as Castle’s interim President and Chief Executive Officer. In October 2008, the Company entered into an agreement with Castle where the Company agreed to make available the services of Mr. Lampen as well as other financial and accounting services. Castle paid the Company $22,011 for the year ended December 31, 2008 related to the agreement and pays the Company at a rate of $100,000 per year in 2009. A subsidiary of LTS received a fee of $250,000 for investment banking services paid by Castle in connection with the closing of the private placement.

The Company has made investments in entities where Dr. Phillip Frost, the beneficial owner of approximately 8.1% of the Common Stock, has a relationship. These include the following: (i) two investments in 2006 and 2008 totaling approximately $6,000,000 for 5,057,110 shares in OPKO Inc. (NYSE Amex: OPK) and its predecessor eXegenics Inc.; (ii) a $500,000 investment in 2008 for 2,259,796 shares in Cardo Medical Inc. (OTC BB: CDOM); (iii) a $500,000 investment in 2008 in Cocrystal Discovery Inc. (one half to be funded within 18 months of the investment); and (iv) the $4,000,000 investment in 2008 in Castle discussed above. Dr. Frost is a director, executive officer and/or more than 10% shareholder in these entities. Additional investments in entities where Dr. Frost has a relationship may be made in the future.

Mr. Lorber serves as a consultant to Hallman & Lorber. During 2008, Mr. Lorber and Hallman & Lorber and its affiliates received ordinary and customary insurance commissions aggregating approximately $221,000 on various insurance policies issued for the Company and its subsidiaries and investees. Hallman & Lorber and its affiliates have continued to provide services to the Company in 2009.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP has been the independent registered certified public accounting firm for the Company since December 1986 and will serve in that capacity for the 2009 fiscal year unless the audit committee deems it advisable to make a substitution. It is expected that one or more representatives of such firm will attend the annual meeting and be available to respond to any questions. These representatives will be given an opportunity to make statements at the annual meeting if they desire.

MISCELLANEOUS

Annual Report

The Company has mailed, with this proxy statement, a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 to each stockholder as of the record date. If a stockholder requires an additional copy of such Annual Report, the Company will provide one, without charge, on the written request of any such stockholder addressed to the Company’s secretary at Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of the Company, as well as persons who beneficially own more than 10% of a registered class of the Company’s equity securities, to file reports of initial beneficial ownership and changes in beneficial ownership on Forms 3, 4 and 5 with the SEC. These persons are also required by SEC regulations to furnish the Company with copies of all reports that they file. As a practical matter, the Company assists its directors and officers by monitoring transactions and completing and filing Section 16 reports on their behalf.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during and with respect to the fiscal year ended December 31, 2008, all reporting persons have timely complied with all filing requirements applicable to them.

Communications with Directors

Any stockholder and other interested parties wishing to communicate with any of the Company’s directors regarding the Company may write to the director, c/o the Company’s secretary at Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131. The secretary will forward these communications directly to the director(s) in question. The independent directors of the Board review and approve this communication process periodically to ensure effective communication with stockholders and other interested parties.

Although the Company does not have a policy with regard to Board members’ attendance at the annual meeting of stockholders, all of the directors are invited to attend such meeting. Three of the Company’s directors were in attendance at the Company’s 2008 annual meeting.

Stockholder Proposals for the 2009 Annual Meeting

Proposals of stockholders intended to be presented at the 2009 annual meeting of stockholders of the Company and included in the Company’s proxy statement for that meeting pursuant to Rule 14a-8 of the Exchange Act must be received by the Company at its principal executive offices, 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, Attention: Marc N. Bell, Secretary, on or before December 15, 2009 in order to be eligible for inclusion in the Company’s proxy statement relating to that meeting. Notice of a stockholder proposal submitted outside the processes of Rule 14a-8 will be considered untimely unless submitted by March 15, 2010.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIAL FOR THE
STOCKHOLDER MEETING TO BE HELD ON JUNE 2, 2009

A copy of this proxy statement, the enclosed proxy card and the 2008 Annual Report of Vector Group Ltd., together with directions to the meeting, can be found at the website address: www.vectorgroupltd.com/invest.asp.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers, broker-dealers and other similar organizations acting as nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this proxy statement and the Annual Report may have been sent to multiple shareholders in your household. If you would prefer to receive separate copies of a proxy statement or Annual Report for other shareholders in your household, either now or in the future, please contact your bank, broker, broker-dealer or other similar organization serving as your nominee. Upon written or oral request to Vector Group Ltd., 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131, or via telephone at 305-579-8000, we will provide separate copies of the Annual Report and/or this proxy statement.

Other Matters

All information in this proxy statement concerning the Common Stock has been adjusted to give effect to the 5% stock dividends paid to the stockholders of the Company on September 30, 1999, September 28, 2000, September 28, 2001, September 27, 2002, September 29, 2003, September 29, 2004, September 29, 2005, September 29, 2006, September 28, 2007 and September 29, 2008.

The board knows of no other matters which will be presented at the annual meeting. If, however, any other matter is properly presented at the annual meeting, the proxy solicited by this proxy statement will be voted in accordance with the judgment of the person or persons holding such proxy.

By Order of the Board of Directors,

Howard M. Lorber
President and Chief Executive Officer

Dated: April 15, 2009

VECTOR GROUP LTD.
PROXY
SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE 2009 ANNUAL MEETING OF
STOCKHOLDERS OF VECTOR GROUP LTD.
          The undersigned stockholder of Vector Group Ltd. (the “Company”) hereby constitutes and appoints each of Marc N. Bell and J. Bryant Kirkland III attorney and proxy of the undersigned, with power of substitution, to attend, vote and act for the undersigned at the 2009 Annual Meeting of Stockholders of the Company, a Delaware corporation, to be held at the Bank of America Tower, 100 S.E. Second Street, 19th Floor Auditorium, Miami, Florida 33131 on Tuesday, June 2, 2009 at 11:00 a.m. local time, and at any adjournments or postponements thereof, with respect to the following on the reverse side of this proxy card and, in their discretion, on such other matters as may properly come before the meeting and at any adjournments or postponements thereof.
(Continued and to be signed on the reverse side.)
The Board of Directors recommends a vote “FOR” the election of directors. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒
Item 1. Election of Directors:

FOR ALL NOMINEES	☐

WITHHOLD AUTHORITY FOR ALL NOMINEES	☐

FOR ALL EXCEPT (See instructions below)	☐
            Nominees: Bennett S. LeBow, Howard M. Lorber, Ronald J. Bernstein, Henry C. Beinstein, Robert J. Eide, Jeffrey S. Podell and Jean E. Sharpe
            INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☒
            The shares represented by this proxy will be voted in the manner directed by the undersigned stockholder. If not otherwise directed, this proxy will be voted FOR the election of the nominees.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐
Signature of Stockholder                                     Date                 Signature of Stockholder                                    Date
NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.